Supplemental Operating & Financial Data An S&P 500 Dividend Aristocrats® index member Q2 2026 Exhibit 99.2

Q2 2026 Supplemental Operating & Financial Data 2 Forward-Looking Statements June 30, 2026 FORWARD-LOOKING STATEMENTS This Supplemental Operating & Financial Data presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. When used in this presentation, the words “estimate,” “anticipate,” “assume,” “expect,” “believe,” “intend,” “continue,” “should,” “may,” “likely,” “plan,” “seek,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements include discussions of our business, strategy, plans, and the intentions of management; joint ventures, partnerships, and portfolio including management thereof; our platform; growth and capital strategies including our private capital business, investment pipeline and intentions to acquire or dispose of properties (including geographies, timing, partners, clients and terms); re-leases, re-development and speculative development of properties and expenditures related thereto; operations and results; guidance; our share repurchase program; settlement of shares of common stock sold pursuant to forward sale confirmations under our At-the-Market ("ATM") program; dividends, including the amount, timing and payments of dividends; and macroeconomic and other business trends, including interest rates and trends in the market for long-term leases of freestanding, single-client properties. Forward-looking statements are subject to risks, uncertainties, and assumptions about us which may cause our actual future results to differ materially from expected results. Some of the factors that could cause actual results to differ materially are, among others, our continued qualification as a real estate investment trust; general domestic and foreign business, economic, or financial conditions; competition; fluctuating interest and currency rates; inflation and its impact on our clients and us; access to debt and equity capital markets and other sources of funding (including the terms, structure and partners of such funding); volatility and uncertainty in the credit and financial markets; other risks inherent in real estate, private capital, credit and mezzanine investments, and joint ventures or co-investment ventures, including solvency, defaults under leases, bankruptcies, potential liability relating to environmental matters, illiquidity of real estate investments (including rights of first refusal or rights of first offer), and potential damages from natural disasters; impairments in the value of our real estate assets; volatility and changes in domestic and foreign laws and the application, enforcement or interpretation thereof (including with respect to tax laws and rates); property ownership through co-investment ventures, funds, joint ventures, partnerships and other arrangements which, among other things, may transfer or limit our control of the underlying investments; epidemics or pandemics; the loss of key personnel; the threat and outcome of any legal proceedings to which we are a party or which may occur in the future; acts of terrorism and war; and the anticipated benefits from mergers, acquisitions, co-investment ventures, funds, joint ventures, partnerships and other arrangements; and those additional risks and factors discussed in our reports filed with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements. Forward-looking statements are not guarantees of future plans and performance and speak only as of the date of this presentation. Past operating results and performance are provided for informational purposes and are not a guarantee of future results. There can be no assurance that historical trends will continue. Actual plans and results may differ materially from what is expressed or forecasted in this presentation and forecasts made in the forward-looking statements discussed in this presentation might not materialize. We do not undertake any obligation to update forward-looking statements or publicly release the results of any forward-looking statements that may be made to reflect events or circumstances after the date these statements were made or to reflect the occurrence of unanticipated events. Additional Information This Supplemental Operating & Financial Data should be read in connection with the company's earnings press release for the three and six months ended June 30, 2026 (included as Exhibit 99.1 of the company's Current Report on Form 8-K, filed on August 5, 2026) as certain disclosures, definitions, and reconciliations in such announcement have not been included in this Supplemental Operating & Financial Data presentation. Third-party logos or references included herein are provided for illustrative purposes only. Realty Income is not affiliated or associated with, is not endorsed by, does not endorse, and is not sponsored by or a sponsor of the clients or of their products or services pictured or mentioned. The names, logos, and all related product and service names, design marks, and slogans are the trademarks or service marks of their respective owners. Table of Contents ↪

3 # # Table of Contents Highlights 4 Corporate Overview 5 Portfolio Overview 6 Summary Financial Information Financial Summary and Guidance 8 Financial Highlights 9 Consolidated Statements of Income 11 Consolidated Balance Sheets 12 FFO and Normalized FFO 13 AFFO 14 Earnings Guidance Portfolio Overview 15 Portfolio Highlights 16 Portfolio Diversification 17 Client Diversification 18 Same Store Rental Revenue 19 Leasing Activity 20 Credit Investments 21 Annualized Pro Forma Cash NOI Realty Income Investment Management 22 Realty Income Investment Management Highlights 23 Joint Ventures and Non-Wholly Owned Investments 24 Non-GAAP Pro-Rata Financial Information Investment Activity 25 Capital Deployment - Investment Activity 26 Investment Summary 28 Disposition Summary 29 Development Activity Capitalization Structure 30 Capitalization & Credit-Focused Metrics 31 Adjusted EBITDAre & Leverage Ratios 32 Capitalization 33 Debt Summary 34 Debt Maturities and Currency Summary 35 Debt Covenants Analyst Coverage 36 Analyst Coverage Glossary 37 Glossary Appendix 40 Appendix Q2 2026 Supplemental Operating & Financial Data

Corporate Overview

CORPORATE PROFILE

Realty Income (NYSE: O), an S&P 500 company, is *real estate partner to the world's leading companies®*. Founded in 1969, we serve our clients as a full-service real estate capital provider. As of June 30, 2026, we have a portfolio of over 15,500 properties in all 50 U.S. states, the United Kingdom ("U.K."), and eight other countries in Europe. We are known as "The Monthly Dividend Company®" and have a mission to invest in people and places to deliver dependable monthly dividends that increase over time. Since our founding, we have declared 673 consecutive monthly dividends and are a member of the S&P 500 Dividend Aristocrats® index for having increased our dividend for over 31 consecutive years. Additional information about the company can be found at www.realtyincome.com.

Corporate Headquarters
11995 El Camino Real
San Diego, CA 92130
Phone: +1 (858) 284-5000
Website: www.realtyincome.com

London Office
3 St James's Square
London, United Kingdom SW1Y 4JU

Phoenix Office
2801 E. Camelback Rd., Suite 160
Phoenix, AZ 85016

Amsterdam Office
Eduard van Beinumstraat 8
Amsterdam, Netherlands 1077 CZ

ONE TEAM SENIOR MANAGEMENT

Neil M. Abraham
EVP, Chief Strategy Officer and President, Realty Income International

Michelle Bushore
EVP, Chief Legal Officer, General Counsel and Secretary

Mark E. Hagan
EVP, Chief Investment Officer

Shannon Kehle
EVP, Chief People Officer

Jonathan Pong
EVP, Chief Financial Officer and Treasurer

Sumit Roy
President, Chief Executive Officer

Gregory J. Whyte
EVP, Chief Operating Officer

CREDIT RATINGS

	Senior Unsecured	Outlook	Commercial Paper
Moody's	A3	Stable	P-2
Standard & Poor's	A-	Stable	A-2
Fitch	A	Stable	F1

DIVIDEND INFORMATION AS OF AUGUST 2026

$3.252
current annualized dividend per share

4.1%
compound annual growth rate of dividend since NYSE listing

673
consecutive monthly dividends declared

115
consecutive quarterly dividend increases

REALTY INCOME
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Q2 2026 Supplemental Operating & Financial Data 5 Portfolio Overview As of June 30, 2026 (1) Our property-level occupancy rates exclude properties with ancillary leases only, such as cell towers and billboards, and properties with possession pending, and include properties owned by unconsolidated joint ventures. (2) Based on Annualized Base Rent. 2.4% of Annualized Base Rent is from other property types. Annualized Base Rent is a supplemental operating measure. Please see the Glossary for our definition of Annualized Base Rent ("ABR") and an explanation of how we utilize this metric. (3) Annualized Base Rent includes 0.5% of rent from clients accounted for on a cash basis. (4) Please see the Glossary for our definition of Assets Under Management ("AUM"). Our Realty Income Investment Management third-party AUM includes assets under management through our U.S. Core Plus Fund and our Managed Insurance and Retirement Annuity vehicle. (5) Enterprise value is total market value, less cash and cash equivalents, at our Pro-Rata Share. See Capitalization page for further detail. 15,588 properties 353M square feet leasable space 1,798 clients 92 industries $5.3B(3) Annualized Base Rent $89B(5) enterprise value 8.6 years weighted average remaining lease term 78.3% retail 16.2% industrial 3.1% gaming Geographies Included in Realty Income's Annualized Base Rent Property Type(2) Table of Contents ↪ 98.8%(1) occupancy United States 79.5% Total ABR United Kingdom 15.0% Total ABR Continental Europe 5.5% Total ABR $3.5B(4) Realty Income Investment Management Third-Party AUM

Summary Financial Information

(USD in millions)

	Q2 2026	Q1 2026	Q4 2025	Q3 2025	Q2 2025	Q1 2025	Q4 2024	Q3 2024	Q2 2024
Capital Deployment									
Investment Activity[1]									
Real estate acquisitions	$ 1,311	$ 1,433	$ 1,350	$ 830	$ 871	$ 1,026	$ 1,316	$ 594	$ 246
Development investments	$ 135	$ 155	$ 163	$ 148	$ 78	$ 145	$ 150	$ 146	$ 182
Other investments	$ 629	$ 1,032	$ 801	$ 384	$ 222	$ 201	$ 254	$ —	$ 378
Total investment activity	$ 2,075	$ 2,620	$ 2,314	$ 1,362	$ 1,171	$ 1,372	$ 1,720	$ 740	$ 806
Initial Weighted Average Cash Yields[1]									
Real estate acquisitions	6.4 %	6.7 %	6.9 %	7.1 %	7.1 %	7.0 %	6.5 %	7.4 %	7.9 %
Development investments	7.6 %	7.4 %	7.4 %	7.4 %	7.3 %	7.3 %	7.6 %	7.5 %	7.3 %
Other investments	9.2 %	7.8 %	7.4 %	9.0 %	7.5 %	10.2 %	10.1 %	N/A	8.1 %
Total investments	7.3 %	7.1 %	7.1 %	7.7 %	7.2 %	7.5 %	7.1 %	7.4 %	7.9 %
Operations Overview									
Adjusted EBITDA margin (as % of total revenue)[2]	94.6 %	94.7 %	94.4 %	94.3 %	94.8 %	95.1 %	94.5 %	95.2 %	94.9 %
Cash G&A expenses (% of GAV)[3][4]	6 bps	6 bps	6 bps	6 bps	5 bps	5 bps	5 bps	5 bps	5 bps
Property expenses (non-reimbursements)(% of total revenue)[2]	1.5 %	1.3 %	1.8 %	1.7 %	1.5 %	1.5 %	1.6 %	1.4 %	1.5 %
Leasing recapture rates	102.7 %	103.4 %	104.9 %	103.5 %	103.4 %	103.9 %	107.4 %	105.0 %	105.7 %
Same Store Rental Revenue growth[5]	1.2 %	0.8 %	1.1 %	1.3 %	1.1 %	1.3 %	0.8 %	0.2 %	0.2 %
Cash basis bad debt reserves[6]	$ 4.6	$ 6.4	$ 5.1	$ 4.0	$ 10.9	$ 6.2	$ 8.1	$ 7.0	$ 8.0
Lease termination income	$ 1.0	$ 40.2	$ 18.9	$ 27.3	$ 1.8	$ 0.9	$ 2.8	$ 0.3	$ 13.0

(1) Investment amounts and Initial Weighted Average Cash Yields reflect adjustments for our Pro-Rata Share based on our proportionate economic ownership of our joint ventures (which adds our economic ownership percentage of unconsolidated entities and deducts noncontrolling interests). Please see our definitions of Pro-Rata Share and Initial Weighted Average Cash Yield in the Glossary.

(2) Total revenue excluding client reimbursements.

(3) Cash G&A represents 'General and administrative' expenses as presented in our consolidated statements of income and comprehensive income, less share-based compensation costs.

(4) Please see the Glossary for our definition of Gross Asset Value.

(5) Please see the Glossary for our definitions of Same Store Pool and Same Store Rental Revenue.

(6) Represents reserves to rental revenues, exclusive of non-cash reserves.

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Summary Financial Information (Continued)

(USD in millions)

	Q2 2026	Q1 2026	Q4 2025	Q3 2025	Q2 2025	Q1 2025	Q4 2024	Q3 2024	Q2 2024
Portfolio Highlights									
GAV[4]									
U.S.	$ 67,832	$ 65,863	$ 64,883	$ 63,994	$ 64,396	$ 64,339	$ 64,355	$ 63,571	$ 63,778
U.K.	$ 13,388	$ 13,259	$ 12,760	$ 12,475	$ 11,978	$ 10,846	$ 9,917	$ 10,057	$ 9,174
E.U.	$ 4,688	$ 4,525	$ 3,931	$ 3,270	$ 3,194	$ 2,331	$ 1,944	$ 1,907	$ 1,803
Total GAV[4]	$ 85,908	$ 83,647	$ 81,574	$ 79,739	$ 79,568	$ 77,516	$ 76,216	$ 75,535	$ 74,755
Number of properties	15,588	15,571	15,511	15,542	15,606	15,627	15,621	15,457	15,450
Occupancy - by number of properties[7]	98.8 %	98.9 %	98.9 %	98.7 %	98.6 %	98.5 %	98.7 %	98.7 %	98.8 %
Number of clients	1,798	1,786	1,761	1,647	1,630	1,598	1,565	1,552	1,551
Leverage Metrics									
Net Debt and Preferred Stock/Annualized Pro Forma Adjusted EBITDAre[8]	5.4x	5.2x	5.3x	5.3x	5.5x	5.4x	5.3x	5.4x	5.3x
Pro-Rata Net Debt to Total Enterprise Value[9]	34.3 %	34.5 %	35.7 %	34.0 %	35.1 %	34.5 %	35.9 %	32.4 %	35.9 %
Debt Covenant Metrics									
Limitation on incurrence of total debt[10]	41.5 %	41.4 %	41.4 %	41.9 %	42.0 %	41.4 %	41.1 %	41.5 %	41.0 %
Limitation on incurrence of secured debt[10]	0.2 %	0.2 %	0.2 %	0.2 %	0.2 %	0.2 %	0.3 %	0.4 %	0.4 %
Debt service and fixed charge coverage (trailing 12 months)[10][11]	4.7x	4.7x	4.7x	4.6x	4.5x	4.7x	4.7x	4.6x	4.7x
Maintenance of total unencumbered assets[10]	242.2 %	242.5 %	242.7 %	239.5 %	238.7 %	242.2 %	244.5 %	239.9 %	242.9 %

(7) Our property-level occupancy rates exclude properties with ancillary leases only, such as cell towers and billboards, and properties with possession pending, and include properties owned by unconsolidated joint ventures.

(8) Net Debt and Preferred Stock/Annualized Pro Forma Adjusted EBITDAre is a non-GAAP financial measure. Please see the Glossary for our definition of this term and an explanation of how we utilize this metric. Please refer to the Appendix for reconciliations.

(9) Please see the Glossary for our definition of Pro-Rata Net Debt to Total Enterprise Value. Also refer to the Capitalization page for further detail.

(10) Represents key financial covenants for our senior unsecured notes and bonds, as defined and calculated per their terms. These calculations are not based on U.S. GAAP measurements. See Debt Covenants page for further detail.

(11) Our debt service coverage ratio is calculated on a pro forma basis for the preceding four-quarter period on the assumptions that: (i) the incurrence of any Debt (as defined in the covenants) by us since the first day of such four-quarter period and the application of the proceeds therefrom (including to refinance other Debt since the first day of such four-quarter period), (ii) the repayment or retirement of any of our Debt since the first day of such four-quarter period, and (iii) any acquisition or disposition by us of any asset or group since the first day of such four quarters had in each case occurred on the first day of such four-quarter period, and subject to certain additional adjustments. Such pro forma ratio has been prepared on the basis required by that debt service covenant, reflects various estimates and assumptions and is subject to other uncertainties, and therefore does not purport to reflect what our actual debt service coverage ratio would have been had transactions referred to in clauses (i), (ii) and (iii) of the preceding sentence occurred as of the first date of the four-quarter period nor does it purport to reflect our debt service coverage ratio for any future period. See Debt Covenants page for further detail.

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Q2 2026 Supplemental Operating & Financial Data 8 Financial Highlights (in USD) Net Income per Share (Diluted) $0.22 $0.35 $0.32 $0.33 $0.37 Q2 2025 Q3 2025 Q4 2025 Q1 2026 Q2 2026 AFFO per Share (Diluted) $1.05 $1.08 $1.08 $1.13 $1.09 Q2 2025 Q3 2025 Q4 2025 Q1 2026 Q2 2026 (1) AFFO and Total Operational Return are non-GAAP financial measures. Please see the Glossary for our definitions of these terms and an explanation of how we utilize these metrics. Please refer to the Appendix for reconciliations. (2) Dividend yield is calculated as the current annualized dividend amount per share divided by prior year ending stock price. Table of Contents ↪ (1)(2) Total Operational Return 13.3% 6.8% 10.2% 8.1% 11.0% 9.2% 2.0% 4.8% 2.1% 5.2% 4.1% 4.8% 5.4% 6.0% 5.8% AFFO/share growth Dividend returns 2022 2023 2024 2025 YTD 2026 Dividend yield AFFO/share growth (1) Current year Current year dividend yield(2) AFFO/share growth (2) (1) Annualized Dividends Declared per Share $2.982 $3.078 $3.168 $3.240 $3.252 2022 2023 2024 2025 Q2 2026

Q2 2026 Supplemental Operating & Financial Data 9 Three months ended June 30, Six months ended June 30, 2026 2025 2026 2025 REVENUE   Rental (including reimbursements) $ 1,426,467 $ 1,338,188 $ 2,867,284 $ 2,651,245 Interest income on financing receivables 32,024 32,382 64,154 65,017 Interest and dividend income on loans and preferred equity investments 88,517 39,480 158,627 74,216 Other 703 328 6,373 405 Total revenue 1,547,711 1,410,378 3,096,438 2,790,883 EXPENSES Depreciation and amortization 644,677 647,849 1,274,952 1,256,784 Interest 312,083 283,824 604,023 552,198 Property (including reimbursements) 112,439 107,422 229,282 214,103 General and administrative 57,605 49,329 116,490 93,373 Provisions for impairment of real estate 54,185 142,255 144,350 239,673 Provisions for credit losses on loans and financing receivables 7,258 1,108 46,361 20,279 Merger, transaction, and other costs, net 2,058 331 12,845 610 Total expenses 1,190,305 1,232,118 2,428,303 2,377,020 Gain on sales of real estate 38,260 38,566 73,902 61,103 Foreign currency and derivative loss, net (8,824) (4,388) (25,844) (6,933) Equity in earnings of unconsolidated entities 2,204 3,269 4,873 7,626 Other income, net 7,275 7,369 22,385 14,536 Income before income taxes 396,321 223,076 743,451 490,195 Income taxes (25,808) (24,065) (52,003) (39,722) Net income 370,513 199,011 691,448 450,473 Net income attributable to noncontrolling interests (26,558) (2,092) (35,727) (3,739) Net income available to common stockholders $ 343,955 $ 196,919 $ 655,721 $ 446,734 Net income available to common stockholders per common share, basic and diluted $ 0.37 $ 0.22 $ 0.70 $ 0.50 Consolidated Statements of Income (USD in thousands, except per share amounts) (unaudited) Refer to the next page for supplemental information to the Consolidated Statements of Income. Table of Contents ↪

Q2 2026 Supplemental Operating & Financial Data 10 Consolidated Statements of Income (Continued) (USD in thousands) (unaudited) Supplemental Information Three months ended June 30, Six months ended June 30, 2026 2025 2026 2025 Minimum rent $ 1,306,431 $ 1,218,003 $ 2,579,879 $ 2,408,036 Tenant reimbursement income 91,133 87,424 188,618 174,802 Straight-line rents 40,947 31,934 82,172 77,446 Above and below-market lease amortization (16,883) (6,287) (30,763) (21,613) Percentage rent 4,005 2,799 8,208 8,607 Lease termination income 1,020 1,847 41,218 2,768 Other rent 3,776 10,472 6,190 13,595 Reserves to rental revenue (3,962) (8,004) (8,238) (12,396) Total rental revenue (including reimbursements) $ 1,426,467 $ 1,338,188 $ 2,867,284 $ 2,651,245 Table of Contents ↪

Q2 2026 Supplemental Operating & Financial Data 11 June 30, 2026 December 31, 2025 ASSETS Real estate held for investment, at cost:     Land $ 18,906,217 $ 18,368,029 Buildings and improvements 45,672,483 43,824,410 Total real estate held for investment, at cost 64,578,700 62,192,439 Less accumulated depreciation and amortization (9,466,261) (8,778,536) Real estate held for investment, net 55,112,439 53,413,903 Real estate and lease intangibles held for sale, net 153,134 91,784 Cash and cash equivalents 552,648 434,842 Accounts receivable, net 1,134,987 1,053,487 Lease intangible assets, net 5,616,706 5,717,241 Goodwill 4,932,199 4,932,199 Investment in loans and financing receivables, net 4,888,860 3,271,002 Investment in unconsolidated entities 1,348,453 1,256,456 Other assets, net 2,702,049 2,624,698 Total assets $ 76,441,475 $ 72,795,612 LIABILITIES AND EQUITY Distributions payable $ 259,252 $ 255,171 Accounts payable and accrued expenses 1,119,132 1,060,969 Lease intangible liabilities, net 1,457,071 1,493,958 Other liabilities 1,020,290 1,066,809 Revolving credit facilities and commercial paper 2,762,585 2,023,414 Term loans, net 2,760,395 1,701,615 Mortgages payable, net 37,085 37,761 Notes payable, net 25,091,588 25,031,947 Total liabilities $ 34,507,398 $ 32,671,644 Stockholders’ equity:     Common stock and paid in capital, par value $0.01 per share, 1,300,000 shares authorized, 946,202 and 933,975 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively $ 50,845,906 $ 49,861,660 Distributions in excess of net income (11,391,151) (10,527,984) Accumulated other comprehensive income 94,802 105,019 Total stockholders’ equity $ 39,549,557 $ 39,438,695 Noncontrolling interests 2,384,520 685,273 Total equity $ 41,934,077 $ 40,123,968 Total liabilities and equity $ 76,441,475 $ 72,795,612 Consolidated Balance Sheets (USD and shares in thousands, except per share amounts) (unaudited) Table of Contents ↪

FFO and Normalized FFO[1]

(USD and shares in thousands, except per share amounts) (unaudited)

The following is a reconciliation of net income available to common stockholders (which we believe is the most comparable GAAP measure) to FFO and Normalized FFO. Also presented is information regarding distributions paid to common stockholders and the weighted average number of common shares used for the basic and diluted FFO and Normalized FFO per share computations.

	Three months ended June 30,		Six months ended June 30,	
	2026	2025	2026	2025
Net income available to common stockholders	$ 343,955	$ 196,919	$ 655,721	$ 446,734
Depreciation and amortization	644,677	647,849	1,274,952	1,256,784
Depreciation of furniture, fixtures and equipment	(802)	(604)	(1,589)	(1,142)
Provisions for impairment of real estate	54,185	142,254	144,350	239,672
Gain on sales of real estate	(38,260)	(38,566)	(73,902)	(61,103)
Proportionate share of adjustments for unconsolidated entities	9,021	9,085	18,499	15,340
FFO adjustments allocable to noncontrolling interests	(16,176)	(1,189)	(27,830)	(2,882)
FFO available to common stockholders	**$ 996,600**	**$ 955,748**	**$ 1,990,201**	**$ 1,893,403**
FFO allocable to dilutive noncontrolling interests	2,344	2,417	4,377	4,842
Diluted FFO	**$ 998,944**	**$ 958,165**	**$ 1,994,578**	**$ 1,898,245**
FFO available to common stockholders	$ 996,600	$ 955,748	$ 1,990,201	$ 1,893,403
Merger, transaction, and other costs, net	2,058	331	12,845	610
Normalized FFO available to common stockholders	**$ 998,658**	**$ 956,079**	**$ 2,003,046**	**$ 1,894,013**
Normalized FFO allocable to dilutive noncontrolling interests	2,344	2,417	4,377	4,842
Diluted Normalized FFO	**$ 1,001,002**	**$ 958,496**	**$ 2,007,423**	**$ 1,898,855**
FFO per common share:				
Basic	$ 1.07	$ 1.06	$ 2.14	$ 2.11
Diluted	$ 1.07	$ 1.06	$ 2.13	$ 2.11
Normalized FFO per common share:				
Basic	$ 1.07	$ 1.06	$ 2.15	$ 2.11
Diluted	$ 1.07	$ 1.06	$ 2.14	$ 2.11
Distributions paid to common stockholders	$ 756,779	$ 727,450	$ 1,514,811	$ 1,439,274
FFO after distributions	$ 239,821	$ 228,298	$ 475,390	$ 454,129
Normalized FFO after distributions	$ 241,879	$ 228,629	$ 488,235	$ 454,739
Weighted average number of common shares used for FFO and Normalized FFO:				
Basic	932,307	902,966	932,133	897,338
Diluted	937,344	906,398	937,117	900,797

(1) FFO and Normalized FFO are non-GAAP financial measures. Please see the Glossary for our definitions of these terms and an explanation of how we utilize these metrics.

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AFFO

(USD and shares in thousands, except per share amounts) (unaudited)

The following is a reconciliation of net income available to common stockholders (which we believe is the most comparable GAAP measure) to Normalized FFO and AFFO. Refer to the Glossary for definitions.

	Three months ended June 30, 2026	Three months ended June 30, 2025	Six months ended June 30, 2026	Six months ended June 30, 2025
Net income available to common stockholders	$ 343,955	$ 196,919	$ 655,721	$ 446,734
Cumulative adjustments to calculate Normalized FFO	654,703	759,160	1,347,325	1,447,279
Normalized FFO available to common stockholders	**998,658**	**956,079**	**2,003,046**	**1,894,013**
Debt-related non-cash items:				
Amortization of net debt discounts and deferred financing costs	17,696	8,257	33,074	14,890
Amortization of acquired interest rate swap value[(1)]	1,530	3,555	3,061	7,266
Capital expenditures from operating properties:				
Leasing costs and commissions	(1,944)	(1,985)	(3,298)	(2,865)
Recurring capital expenditures	—	(221)	(170)	(240)
Other non-cash items:				
Provisions for credit losses on loans and financing receivables	7,258	1,109	46,361	20,280
Amortization of share-based compensation	9,268	8,110	20,651	14,009
Straight-line rent and expenses, net	(39,536)	(30,226)	(79,046)	(74,038)
Amortization of above and below-market leases, net	16,883	6,287	30,763	21,613
Deferred tax expense	281	413	1,718	309
Proportionate share of adjustments for unconsolidated entities	(320)	(1,678)	(774)	(1,641)
Executive severance charge	255	—	1,846	—
Other adjustments[(2)]	12,091	(2,209)	22,441	3,611
AFFO available to common stockholders	**$ 1,022,120**	**$ 947,491**	**$ 2,079,673**	**$ 1,897,207**
AFFO allocable to dilutive noncontrolling interests	2,338	2,401	4,772	4,802
Diluted AFFO	**$ 1,024,458**	**$ 949,892**	**$ 2,084,445**	**$ 1,902,009**
AFFO per common share:				
Basic	$ 1.10	$ 1.05	$ 2.23	$ 2.11
Diluted	$ 1.09	$ 1.05	$ 2.22	$ 2.11
Distributions paid to common stockholders	$ 756,779	$ 727,450	$ 1,514,811	$ 1,439,274
AFFO after distributions	$ 265,341	$ 220,041	$ 564,862	$ 457,933
Weighted average number of common shares used for AFFO:				
Basic	932,307	902,966	932,133	897,338
Diluted	937,344	906,398	937,117	900,797

(1) Includes the amortization of the purchase price allocated to interest rate swaps acquired in the merger with Spirit.

(2) Includes primarily non-cash foreign currency losses (gains) from remeasurement to USD, mark-to-market adjustments on investments and derivatives that are non-cash in nature, obligations related to financing lease liabilities, and adjustments allocable to noncontrolling interests.

REALTY INCOME

Q2 2026 Supplemental Operating & Financial Data 13

Table of Contents

Earnings Guidance

Summarized below are approximate estimates of the key components of our 2026 earnings guidance (with actual YTD results for comparison):

	Revised 2026 Guidance	Prior 2026 Guidance[1]	YTD Actuals at June 30, 2026
Net income per share[2]	$1.59 - $1.60	$1.60 - $1.63	$0.70
Real estate depreciation per share	$2.66	$2.65	$1.36
Other adjustments per share[3]	$0.19	$0.16	$0.16
AFFO per share	$4.44 - $4.45	$4.41 - $4.44	$2.22
Same store rent growth	1.1% - 1.3%	1.0% - 1.3%	1.0%
Occupancy	Approx 98.5%	Approx 98.5%	98.8%
Cash G&A expenses (% of total gross asset value)[4][5]	21 - 22 bps	20 - 23 bps	11 bps
Property expenses (non-reimbursable) (% of total revenue)[6]	Approx 1.5%	Approx 1.5%	1.4%
Income tax expenses	$100 - $110 million	$100 - $110 million	$52 million
Investment volume (at 100%)	$10.0 billion	$9.5 billion	$5.3 billion
Lease termination income	$45 - $50 million	$45 - $50 million	$41 million

(1) As issued on May 6, 2026.
(2) Net income per share excludes future impairment and foreign currency or derivative gains or losses due to the inherent unpredictability of forecasting these items.
(3) Includes net adjustments for gains or losses on sales of properties, impairments, and merger, transaction, and other costs, net.
(4) Cash G&A represents 'General and administrative' expenses as presented in our consolidated statements of income and comprehensive income, less share-based compensation costs.
(5) Please see the Glossary for our definition of Gross Asset Value.
(6) Total revenue excludes client reimbursements.

REALTY INCOME
Q2 2026 Supplemental Operating & Financial Data 14
Table of Contents

Q2 2026 Supplemental Operating & Financial Data 15 Portfolio Highlights (USD in millions) Number of Properties 12,237 13,458 15,621 15,511 15,588 11,966 13,007 15,099 14,893 14,917 Domestic International Q4 2022 Q4 2023 Q4 2024 Q4 2025 Q2 2026 Same Store Rental Revenue Growth 1.8% 1.9% 0.5% 1.3% 1.0% 2022 2023 2024 2025 YTD 2026 Leasing Recapture Rates 105.9% 104.1% 105.6% 103.9% 103.0% 2022 2023 2024 2025 YTD 2026 (1) Please see the Glossary for our definition of Gross Asset Value. (2) Please see the Glossary for our definitions of Same Store Rental Revenue. (2) Table of Contents ↪ Gross Asset Value ("GAV") $54,577 $63,851 $76,216 $81,574 $85,908 $48,155 $53,673 $64,355 $64,883 $67,832 $5,684 $8,415 $9,917 $12,760 $13,388 Domestic U.K. Europe Q4 2022 Q4 2023 Q4 2024 Q4 2025 Q2 2026 (1) International Current quarter Domestic European Union (E.U.) U.K. Current quarter DomesticDomestic Current quarter International Domestic Current quarter E.U. Current quarter U.K. $4,688671618 $738 $1,763 $1,944 $3,931 271 451 522

Portfolio Diversification

By Property Type and Top 20 Industries

PROPERTY TYPE DIVERSIFICATION

% of TOTAL ANNUALIZED BASE RENT



3.1%
Gaming
2.4%
Other(2)
16.2%
Industrial
78.3%
Retail

Property Type	Number of Properties	Leasable Square Feet[1]	ABR as of Q2 2026	Percentage of ABR as of Q2 2026	Percentage of ABR from IG Clients
Retail	14,913	216,919	$ 4,132,195	78.3 %	33.5 %
Industrial	604	127,032	856,311	16.2	44.9
Gaming	2	5,053	165,629	3.1	—
Other[2]	69	4,216	126,265	2.4	31.9
Total	15,588	353,220	$ 5,280,400	100.0 %	34.3 %

(1) Represents leasable building square footage, which includes our portfolio of unconsolidated joint ventures based on ownership percentage and deducts noncontrolling interests. Excludes 2,962 acres of leased land categorized as agriculture as of June 30, 2026.

(2) "Other" primarily includes 27 properties classified as agriculture with $35.8 million in Annualized Base Rent, 15 properties classified as office with $33.4 million in ABR, 21 properties classified as country clubs with $28.0 million in ABR, and three properties classified as data centers with $25.0 million in ABR, as well as one land parcel under development.

TOP 20 INDUSTRIES

% OF TOTAL ANNUALIZED BASE RENT

Industry	As of Q2 2026	As of Q4 2025[3]
Grocery	11.1 %	11.1 %
Convenience Stores	9.4	9.5
Home Improvement	6.4	6.4
Dollar Stores	6.0	6.1
Restaurants-Quick Service	4.8	4.8
Automotive Service	4.2	4.3
Health and Fitness	4.2	4.4
Drug Stores	4.1	4.3
General Merchandise	3.7	3.5
Restaurants-Casual Dining	3.6	3.8
Gaming	3.1	3.1
Home Furnishings	3.0	2.8
Transportation Services	3.0	2.9
Health Care	2.7	2.7
Apparel Stores	2.7	2.6
Sporting Goods	2.5	2.4
Wholesale Clubs	2.1	2.2
Motor Vehicle Dealerships	2.0	1.7
Entertainment	1.8	1.9
Theaters	1.8	1.9

(3) ABR percentages have been recast to conform to the current period presentation.

REALTY INCOME

Q2 2026 Supplemental Operating & Financial Data 16

Table of Contents

Client Diversification

Top 20 and Client Credit Rating

TOP 20 CLIENTS

Ranking	Client	Number of Leases	Percentage of Annualized Base Rent[1][2]	Investment Grade Ratings (S&P/ Moody's/Fitch)[3]
1	Dollar General	1,855	3.3%	BBB / Baa3 / -
2	7-Eleven	802	3.1	A- / Baa2 / -
3	Walgreens	391	3.0	—
4	Family Dollar	1,253	2.6	—
5	Life Time Group	43	2.1	—
6	(B&Q) Kingfisher	72	2.0	BBB / - / BBB
7	Wynn Resorts	1	2.0	—
8	EG Group	414	2.0	—
9	Asda	41	1.6	—
10	Sainsbury's	42	1.6	BBB / Baa3 / -
11	Tesco	30	1.5	BBB / Baa2 / BBB
12	BJ's Wholesale Club	45	1.5	- / - / BBB
13	Tractor Supply	258	1.4	BBB / Baa1 / -
14	FedEx	60	1.3	BBB / Baa2 / -
15	MGM (Bellagio)	1	1.1	—
16	CVS Pharmacy	206	1.1	BBB / Baa3 / BBB
17	Carrefour	43	1.0	BBB / - / -
18	Home Depot	41	0.9	A / A2 / A
19	Walmart / Sam's Club	62	0.9	AA / Aa2 / AA
20	Decathlon	85	0.9	A-2 / - / -
		5,745	**34.8%**	

CLIENT CREDIT RATING

ANNUALIZED BASE RENT AS OF Q2 2026



13.7%
Non-Investment Grade or Non-Rated, Non-Retail
26.3%
Investment Grade[3], Retail
52.0%
Non-Investment Grade or Non-Rated, Retail
8.0%
Investment Grade[3], Non-Retail



33.9%
31.5%
32.2%
32.0%
34.3%
6,464
5,255
5,294
5,367
5,475
Q2 2025
Q3 2025
Q4 2025
Q1 2026
Q2 2026
Number of IG Leases
Percentage of ABR from IG Clients[3]

(1) Our 20 largest clients are based on percentage of Annualized Base Rent, which does not give effect to deferred rent or interest earned on loans and preferred equity investments, as of June 30, 2026.
(2) Amounts for each client are calculated independently; therefore, the individual percentages may not sum to the total. Please see the Glossary for our definition of Annualized Base Rent.
(3) Please see the Glossary for our definition of Investment Grade ("IG") Clients.

REALTY INCOME
Q2 2026 Supplemental Operating & Financial Data 17
Table of Contents

Same Store Rental Revenue[1][2]

(USD in thousands)

SAME STORE RENTAL REVENUE BY PROPERTY TYPE

Property Type	Q2 2026	Q2 2025	$ Change	% Change
Retail	$ 937,635	$ 927,880	$ 9,755	1.1 %
Industrial	171,642	167,501	4,141	2.5 %
Gaming	41,407	40,659	748	1.8 %
Other [3]	18,503	19,488	(985)	(5.1)%
Total	**$ 1,169,187**	**$ 1,155,528**	**$ 13,659**	**1.2 %**
Number of properties	14,619			

Property Type	YTD 2026	YTD 2025	$ Change	% Change
Retail	$ 1,872,767	$ 1,857,876	$ 14,891	0.8 %
Industrial	342,546	334,001	8,545	2.6 %
Gaming	82,814	81,317	1,497	1.8 %
Other [3]	37,035	38,507	(1,472)	(3.8)%
Total	**$ 2,335,162**	**$ 2,311,701**	**$ 23,461**	**1.0 %**
Number of properties	14,619			

TOP 3 INDUSTRIES CONTRIBUTING TO THE CHANGE[4]

Industry	Q2 2026	Q2 2025	$ Change	% Change
Grocery	$ 134,887	$ 132,401	$ 2,486	1.9 %
Restaurants-Casual Dining	47,073	45,247	1,826	4.0 %
Convenience Stores	118,656	117,016	1,640	1.4 %

Industry	YTD 2026	YTD 2025	$ Change	% Change
Grocery	$ 270,006	$ 264,941	$ 5,065	1.9 %
Theaters	49,202	52,651	(3,449)	(6.6)%
Convenience Stores	236,913	233,560	3,353	1.4 %

SUPPLEMENTAL INFORMATION - U.S. CORE PLUS FUND[5]

Entity	Q2 2026	Q2 2025	$ Change	% Change
U.S. Core Plus Fund	$ 7,128	$ 6,920	$ 208	3.0 %
Number of properties	183			

Entity	YTD 2026	YTD 2025	$ Change	% Change
U.S. Core Plus Fund	$ 14,242	$ 13,838	$ 404	2.9 %
Number of properties	183			

(1) Same Store Pool and Same Store Rental Revenue are non-GAAP financial measures. Please see the Glossary for our definitions of these terms. Please refer to the Appendix for reconciliations. For purposes of comparability, Same Store Rental Revenue is presented on a constant currency basis using the applicable exchange rate as of June 30, 2026.

(2) Same Store Rental Revenue is presented as our Pro-Rata Share, which reflects adjustments to include our proportionate share of rental revenue from properties owned by unconsolidated joint ventures, as well as amounts attributable to noncontrolling interest based on their respective economic ownership percentages.

(3) "Other" includes properties classified as agriculture, office, data center, and one hotel property.

(4) Top 3 industry contributors are based on absolute value of net change period over period.

(5) U.S. Core Plus Fund's same store rental revenue is presented as our Pro-Rata share, which reflects our proportionate share of rental revenue generated by the Fund based on our ownership interest. For the three and six months ended June 30, 2026, 87 properties representing $5.0 million and $8.2 million of revenue, respectively, were excluded from the same store pool.

REALTY INCOME

Q2 2026 Supplemental Operating & Financial Data 18

Table of Contents

Leasing Activity

(USD in thousands)

LEASING ACTIVITY

	Q2 2026			YTD 2026		
	Re-leased to Same Client	Re-leased to New Client	Re-leasing Totals	Re-leased to Same Client	Re-leased to New Client	Re-leasing Totals
Prior cash rents	$ 96,325	$ 11,059	$ 107,384	$ 154,807	$ 23,433	$ 178,240
New cash rents*	$ 100,724	$ 9,536	$ 110,260	$ 160,715	$ 22,834	$ 183,549
Recapture rate	104.6 %	86.2 %	102.7 %	103.8 %	97.4 %	103.0 %
Number of leases	435	47	482	699	84	783
Composition of leases	90.2 %	9.8 %		89.3 %	10.7 %	
Average months vacant	—	4.4	0.4	—	7.1	0.8
*Percentage of Total Annualized Base Rent			2.0 %			3.3 %

LEASE EXPIRATIONS

ASSUMING NO EXERCISE OF LEASE OPTIONS. OUR LEASES HAVE A WEIGHTED AVERAGE REMAINING LEASE TERM OF APPROXIMATELY 8.6 YEARS

Total Portfolio(1)(2)

	Expiring Leases			
Year	Retail	Non-retail	Annualized Base Rent as of June 30, 2026(3)	Percentage of Annualized Base Rent(3)
2026	386	13	$ 78,172	1.5 %
2027	1,370	50	308,889	5.8
2028	1,766	73	407,284	7.7
2029	1,916	52	452,829	8.6
2030	1,345	52	371,413	7.0
2031	1,292	78	458,310	8.7
2032	1,462	55	382,140	7.2
2033	1,074	37	326,834	6.2
2034	819	41	361,023	6.8
2035	740	32	240,747	4.6
2036	701	40	276,869	5.2
2037	564	25	153,170	2.9
2038	425	24	149,872	2.8
2039	543	9	148,326	2.8
2040	415	8	163,006	3.1
2041-2143	1,897	127	1,001,516	19.1
Total	**16,715**	**716**	**$ 5,280,400**	**100.0 %**

(1) Leases on our multi-client properties are counted separately in the table above.

(2) Of the 17,440 in-place leases in the portfolio, 13,918, or 79.8%, provide for increases in rents through one or more of the following rent provisions: base rent increases tied to inflation (typically subject to ceilings), percentage rent based on a percentage of the clients' gross sales, or fixed increases.

(3) Please see the Glossary for our definition of Annualized Base Rent.

REALTY INCOME

Q2 2026 Supplemental Operating & Financial Data 19

Table of Contents

Q2 2026 Supplemental Operating & Financial Data 20 Credit Investments as of June 30, 2026 (USD in millions) Table of Contents ↪ $5.2 billion Total Commitments 28.1% Preferred Equity 71.9% Loans INVESTMENT IN LOANS Investment Type Number of Investments Total Commitments Principal Balance Weighted Average Years to Maturity Weighted Average Yield/ Return Loans 23 $3,735 $3,360 3.7 8.6% INVESTMENT IN PREFERRED EQUITY Investment Type Number of Investments Total Commitments Investment Balance Weighted Average Years to Maturity Weighted Average Yield/ Return Preferred Equity 2 $1,458 $1,458 N/A 7.7%

Q2 2026 Supplemental Operating & Financial Data 21 Q2 2026 Total rental revenues $ 1,426,467 Interest income on financing receivables(1) 32,024 Less: Tenant reimbursement income (91,133) Less: Straight-line rental revenue (40,947) Plus: Amortization of above and below-market leases, net 16,883 Less: Other non-cash adjustments (29) Consolidated cash rental revenues 1,343,265 Plus: Pro-Rata Share of unconsolidated cash revenues(2) 20,307 Less: Noncontrolling interests share of cash revenues(2) (50,162) Plus: Cash income on loans and preferred equity investments 88,150 Pro-Rata cash revenues 1,401,560 Less: Cash non-reimbursable expenses (19,883) Less: Pro-Rata Share of unconsolidated non-reimbursable expenses(2) — Plus: Noncontrolling interests share of non-reimbursable expenses(2) (42) Pro-Rata Cash NOI(3) 1,381,635 Plus: Pro-Rata Share of pro forma adjustments for real estate transactions(4) 12,986 Plus: Pro-Rata Share of pro forma adjustments for loans and preferred equity investments(4) 14,058 Pro Forma Cash NOI(3) $ 1,408,679 Annualized Pro Forma Cash NOI(5) $ 5,634,716 Less: Pro-Rata Share of lease termination income (1,020) Pro Forma Cash NOI, Excluding Lease Termination Income $ 1,407,659 Annualized Pro Forma Cash NOI, Excluding Lease Termination Income(5) $ 5,630,636 Annualized Pro Forma Cash Net Operating Income ("NOI") (USD in thousands) (unaudited) Table of Contents ↪ (1) For properties we acquire through transactions that qualify as sale-leasebacks and for which the purchase price is in excess of the fair value of the real estate acquired, the difference is accounted for as income from financing receivables. (2) Please see the Non-GAAP Pro-Rata Financial Information page for additional details. (3) Please see the Glossary for a description of our non-GAAP measures and for details on how each measure is calculated. (4) Adjusts for transactions completed during the period, as if the transaction had been consummated at the beginning of the relevant period. Assumes rental revenue recognition started at the beginning of the relevant period for completed developments. (5) Annualized Pro Forma Cash NOI and Annualized Pro Forma Cash NOI, Excluding Lease Termination Income are calculated by multiplying Pro Forma Cash NOI and Pro Forma Cash NOI, Excluding Lease Termination Income, respectively, by four.

Realty Income Investment Management Highlights

(USD in millions)


U.S. Core Plus Fund AUM(1)
$—
$2,674
$1,914
$760
$2,718
$2,076
$642
$3,265
$2,495
$770
Q3 2025
Q4 2025
Q1 2026
Q2 2026
Realty Income Pro-Rata Share(2)
Third-party investor's share
Current Quarter Realty Income Pro-Rata Share(2)
Current Quarter Third-party investor's share


Managed Insurance and Retirement Annuity AUM(1)
$—
$—
$2,041
$1,000
$1,041
$2,041
$1,000
$1,041
Q3 2025
Q4 2025
Q1 2026
Q2 2026
Realty Income Pro-Rata Share(2)
Third-party investor's share
Current Quarter Realty Income Pro-Rata Share(2)
Current Quarter Third-party investor's share


Fee-Earning Equity Under Management(3)
$—
$586
$1,331
$2,678
Q3 2025
Q4 2025
Q1 2026
Q2 2026


Management Fee Income(4)
$—
$0.8
$2.0
$3.2
Q3 2025
Q4 2025
Q1 2026
Q2 2026

(1) Please see the Glossary for our definition of Assets Under Management ("AUM").
(2) Reflects our proportionate economic ownership of the AUM by deducting noncontrolling interests. Please see our definition of Pro-Rata Share in the Glossary.
(3) Please see the Glossary for our definition of Fee-Earning Equity Under Management ("FEEUM"). Includes equity related to our partnership with Apollo beginning in Q2 2026.
(4) Fees earned from consolidated vehicles are eliminated for GAAP reporting purposes. Fees paid by third-party investors are reflected in our consolidated financial statements as a reduction to income attributable to noncontrolling interests. Includes fees earned related to our partnership with Apollo beginning in Q2 2026.

REALTY INCOME
Q2 2026 Supplemental Operating & Financial Data 22
Table of Contents ↪

Joint Ventures and Non-Wholly Owned Investments

(USD in thousands)

Vehicle	Asset Class	Structure	Established	Region	Consolidated/ Unconsolidated	Realty Income Ownership % Q2 2026
Managed Insurance and Retirement Annuity	Retail	Perpetual Insurance and Annuity	2026	U.S.	Consolidated	51.0%
U.S. Core Plus Fund	Industrial/Retail	Open End Core Plus	2025	U.S.	Consolidated	26.8%
Passport Park Joint Venture	Industrial	Joint Venture	2024	U.S.	Unconsolidated	95.0%
Data Center Joint Venture	Data Center	Joint Venture	2023	U.S.	Unconsolidated	80.0%
Bellagio Las Vegas Joint Venture	Gaming	Joint Venture	2023	U.S.	Unconsolidated	21.9%
Other Consolidated Joint Ventures	Various	Joint Venture	Various	Various	Consolidated	90% - 99%

	At 100%[1]		Realty Income's Pro-Rata Share[2]	
Vehicle	GAV[3]	Debt[4]	GAV[3]	Debt[4]
Managed Insurance and Retirement Annuity	$ 1,961,776	$ —	$ 1,000,506	$ —
U.S. Core Plus Fund	2,929,752	661,500	785,174	177,282
Passport Park Joint Venture	185,163	—	175,905	—
Data Center Joint Venture	549,081	—	439,265	—
Bellagio Las Vegas Joint Venture	4,728,914	3,010,000	1,035,632	659,190
Other Consolidated Joint Ventures	4,277,683	—	3,996,305	—
Total	**$ 14,632,369**	**$ 3,671,500**	**$ 7,432,787**	**$ 836,472**

(1) Amounts represent balance sheet information of the entire vehicle at 100%, not Realty Income's proportionate share. Amounts are presented at Realty Income's adjusted basis derived from the vehicles' U.S. GAAP information and may not be comparable to amounts reflected in the vehicles' stand alone financial statements calculated on a different basis.

(2) Our Pro-Rata Share reflects our proportionate economic ownership of our joint ventures (which adds our economic ownership percentage of unconsolidated entities and deducts noncontrolling interests). Please see our definition of Pro-Rata Share in the Glossary.

(3) Please see the Glossary for our definition of Gross Asset Value.

(4) Amounts represent outstanding principal balance.

REALTY INCOME

Q2 2026 Supplemental Operating & Financial Data 23

Table of Contents

Non-GAAP Pro-Rata Financial Information

(USD in thousands) (unaudited)

	Three months ended June 30, 2026		Six months ended June 30, 2026	
	Noncontrolling Interests in Consolidated Subsidiaries[1]	Realty Income's Share from Unconsolidated Entities[2]	Noncontrolling Interests in Consolidated Subsidiaries[1]	Realty Income's Share from Unconsolidated Entities[2]
Minimum rent	$ (49,013)	$ 20,307	$ (72,453)	$ 40,580
Tenant reimbursement income	(4,462)	2,141	(7,732)	4,261
Straight-line rents	(2,528)	3,989	(3,927)	8,013
Above and below-market lease amortization	372	910	622	1,821
Percentage rent	(22)	—	(41)	—
Other rent	(183)	—	(317)	—
Provision for doubtful accounts	13	—	13	—
Interest income on financing receivables	(944)	—	(1,596)	3
Other	(80)	12	(1,015)	20
Total Revenue	**(56,847)**	**27,359**	**(86,446)**	**54,698**
Depreciation and amortization	(24,622)	9,021	(36,030)	18,026
Interest	(5,261)	10,653	(7,518)	21,075
Tenant reimbursement expense	(4,462)	747	(7,732)	1,457
Non-reimbursable expenses	42	—	(73)	—
General and administrative	(5,078)	1,798	(6,918)	2,984
Provisions for impairment of real estate	(100)	—	(476)	—
Provisions for credit losses on loans and financing receivables	(39)	—	(392)	—
Merger, transaction, and other costs, net	—	—	(947)	—
Total Expense	**(39,520)**	**22,219**	**(60,086)**	**43,542**
Gain/loss on sales of real estate	(258)	—	(365)	(473)
Other income, net	(187)	—	(386)	—
Income taxes	177	(37)	347	(74)
Net income	**(17,595)**	**5,103**	**(26,764)**	**10,609**
Preferred stock dividends	—	(2,899)	—	(5,736)
Non-Pro-Rata allocation of income[3]	(8,963)	—	(8,963)	—
Net income available to common stockholders	**$ (26,558)**	**$ 2,204**	**$ (35,727)**	**$ 4,873**

(1) Noncontrolling interests represent outside ownership interests of our limited partners and joint venture partners in consolidated entities not wholly-owned by us which are included on a single line presentation in our consolidated financial statements in accordance with GAAP. Noncontrolling interests are deducted when calculating our Pro-Rata Share in these partnerships. Please see our definition of Pro-Rata Share in the Glossary.

(2) Represents our Pro-Rata Share of investments in unconsolidated joint ventures which are included on a single line presentation in our consolidated financial statements in accordance with GAAP. Please see our definition of Pro-Rata Share in the Glossary.

(3) Reflects the effect of applying the Hypothetical Liquidation at Book Value ("HLBV") method to the Apollo joint venture, which allocates GAAP income based on a hypothetical liquidation of the venture's underlying value as of the reporting date.

REALTY INCOME

Q2 2026 Supplemental Operating & Financial Data 24

Table of Contents

Capital Deployment – Investment Activity(1)(2)

(USD in millions)


Real Estate Acquisition and Initial Weighted Average Cash Yields
$8,187
6.0%
$7,184
7.0%
$2,475
7.0%
$4,077
7.0%
$2,744
6.5%
2022
2023
2024
2025
YTD 2026
International
Domestic
U.S. Core Plus Fund
Current Year International
Current Year Domestic
Current Year U.S. Core Plus Fund


Development Investments and Initial Weighted Average Cash Yields
$808
5.3%
$1,497
6.8%
$757
7.4%
$534
7.4%
$290
7.5%
2022
2023
2024
2025
YTD 2026
International
Domestic
Current Year International
Current Year Domestic


Other Investments and Initial Weighted Average Cash Yields(3)
$858
8.7%
$10,600
8.9%
$1,608
8.2%
$1,660
8.3%
2023
2024
2025
YTD 2026
International
Domestic
Merger
Current Year Domestic
Current Year International


Total Investments and Initial Weighted Average Cash Yields
$8,995
5.9%
$9,539
7.1%
$13,832
7.4%
$6,219
7.3%
$4,694
7.2%
2022
2023
2024
2025
YTD 2026
International
Domestic
Mergers
U.S. Core Plus Fund
Current Year Domestic
Current Year International
Current Year U.S. Core Plus Fund

(1) Reflects adjustments for our Pro-Rata Share based on our proportionate economic ownership of our joint ventures (which adds our economic ownership percentage of unconsolidated entities and deducts noncontrolling interests). Please see our definition of Pro-Rata Share in the Glossary.
(2) Dollar amounts and percentages in the above tables reflect the total amount of investments and the total initial weighted average cash yields for each applicable period, respectively.
(3) Other investments include credit investments, which commenced in 2023. For 2024, includes approximately $10.0 billion purchase price, inclusive of debt assumed, related to the merger with Spirit.

REALTY INCOME
Q2 2026 Supplemental Operating & Financial Data 25
Table of Contents

Investment Summary

(USD in millions)

Refer to the next page for footnotes.

	Q2 2026 Investment	Q2 2026 Pro-Rata Share[1]	Q2 2026 Weighted Average Term (Years)[1]	Q2 2026 Number of Properties	YTD 2026 Investment	YTD 2026 Pro-Rata Share[1]	YTD 2026 Weighted Average Term (Years)[1]	YTD 2026 Number of Properties
Acquisitions								
U.S. wholly-owned	$ 887.3	$ 887.3	10.8	52	$ 1,259.7	$ 1,259.7	10.5	135
U.S. Core Plus Fund	672.5	180.1	12.2	37	843.9	246.0	11.6	58
Europe wholly-owned	243.9	243.9	9.7	5	1,000.0	1,000.0	6.7	47
Non-wholly owned[2]	—	—	—	—	280.1	238.5	14.1	6
Total real estate acquisitions[3]	**$ 1,803.7**	**$ 1,311.3**	**10.7**	**94**	**$ 3,383.7**	**$ 2,744.2**	**9.4**	**246**
Initial weighted average cash yield[4]		**6.4%**				**6.5 %**		
Real estate properties under development								
U.S. wholly-owned	$ 44.2	$ 44.2	16.6	24	$ 74.5	$ 74.5	17.1	43
Europe wholly-owned	17.2	17.2	12.2	12	51.3	51.3	13.9	20
Non-wholly owned[2]	74.0	73.3	7.6	14	165.4	164.1	8.7	29
Total real estate properties under development[3]	**$ 135.4**	**$ 134.7**	**11.1**	**50**	**$ 291.2**	**$ 289.9**	**11.8**	**92**
Initial weighted average cash yield[4]		**7.6%**				**7.5 %**		
Other investments[5]								
U.S. wholly-owned	$ 513.3	$ 513.3	4.0	—	$ 1,233.1	$ 1,233.1	3.8	—
Europe wholly-owned	93.4	93.4	2.8	—	345.1	345.1	3.5	—
Other wholly-owned	22.0	22.0	1.7	—	82.0	82.0	1.9	—
Total other investments	**$ 628.7**	**$ 628.7**	**3.8**	**—**	**$ 1,660.2**	**$ 1,660.2**	**3.7**	**—**
Initial weighted average cash yield[4]		**9.2%**				**8.3%**		
Total investments	**$ 2,567.8**	**$ 2,074.7**	**8.1**	**144**	**$ 5,335.1**	**$ 4,694.3**	**7.2**	**338**
Initial weighted average cash yield[4]		**7.3%**				**7.2%**		
Supplemental Information								
Total U.S. and other volume		$ 1,677.9				$ 3,011.4		
Initial weighted average cash yield[4] - U.S. and other		7.4%				7.4%		
Total Europe volume		$ 396.8				$ 1,682.9		
Initial weighted average cash yield[4] - Europe		7.0%				7.0%		
Investment Grade Clients[6]		38%				40%		
Initial weighted average cash yield[4] - U.S. Core Plus Fund		6.0%				5.8%		
Initial weighted average cash yield[4] - U.S. wholly-owned		7.5%				7.5%		

REALTY INCOME

Q2 2026 Supplemental Operating & Financial Data 26

Table of Contents

Q2 2026 Supplemental Operating & Financial Data 27 Investment Summary (Continued) (USD in millions) Table of Contents ↪ (1) Reflects adjustments for our share based on our proportionate economic ownership of our joint ventures by adding our investments in unconsolidated entities and deducting noncontrolling interests' share of investment activity. Please see our definition of Pro-Rata Share in the Glossary. (2) Non-wholly owned represents U.S. and European investments not 100% owned by Realty Income, excluding the U.S. Core Plus Fund. (3) For the three months ended June 30, 2026, our clients occupying the new properties are 34.0% retail, 65.0% industrial, and 1.0% other property types based on Cash Income. For the six months ended June 30, 2026, our clients occupying the new properties are 50.3% retail, 47.8% industrial, and 1.9% other property types based on Cash Income. Please see the Glossary for our definition of Cash Income. (4) Initial Weighted Average Cash Yield is a supplemental operating measure. Total cash income used in the calculation of Initial Weighted Average Cash Yield for investments for the three and six months ended June 30, 2026 includes $1.4 million and $3.8 million, respectively, received as settlement credits as reimbursement of free rent periods. Please see the Glossary for our definition of Initial Weighted Average Cash Yield and Cash Income. (5) Represents various loans across the U.S. and Europe, including construction loans in Mexico related to Realty Income's strategic partnership with GIC, as well as loans associated with a data center joint venture. (6) Represents approximate percentage of annualized cash income generated by investments from Investment Grade Clients at the date of acquisition. Please see the Glossary for our definition of Investment Grade Clients.

Q2 2026 Supplemental Operating & Financial Data 28 Number of Properties Net Book Value Net Sales Proceeds Net Cash Capitalization Rate(1) Q2 2026 Occupied 35 $ 87,498 $ 113,883 8.0 % Vacant 45 34,897 46,772 Total real estate dispositions 80 $ 122,395 $ 160,655 YTD 2026 Occupied 54 $ 136,781 $ 173,420 7.8 % Vacant 123 137,951 175,214 Total real estate dispositions 177 $ 274,732 $ 348,634 Disposition Summary (USD in thousands) Net Sales Proceeds from Dispositions $116,841 $214,792 $319,808 $187,979 $160,655 Occupied Vacant Q2 2025 Q3 2025 Q4 2025 Q1 2026 Q2 2026 (1) Net Cash Capitalization Rate is a supplemental operating measure. Please see the Glossary for our definition of this metric. Table of Contents ↪ 29% 71% 68% 32% 36% 64% 59% 41%86% 14% Vacant Occupied Current quarter Vacant Current quarter Occupied

Q2 2026 Supplemental Operating & Financial Data 29 Development Activity (USD in thousands) Consolidated New development(1) and development of existing properties Beginning CIP(2) as of April 1, 2026 Q2 2026 Placed in Service Q2 2026 Investment(3) Ending CIP(2) as of June 30, 2026 Forecasted Remaining Investment Total Commitment U.S. wholly-owned $ 115,520 $ 27,863 $ 44,221 $ 131,878 $ 270,062 $ 401,940 Europe wholly-owned 27,049 19,294 17,153 24,908 71,324 96,232 Non-wholly owned 155,943 42,442 74,054 187,555 388,015 575,570 Total $ 298,512 $ 89,599 $ 135,428 $ 344,341 $ 729,401 $ 1,073,742 Estimated Weighted Average Cash Yield 7.8% 7.6% 7.4% 7.2% Estimated Weighted Average Completion Date Q4 2026 Pro-Rata Share New development(1) and development of existing properties Beginning CIP(2) as of April 1, 2026 Q2 2026 Placed in Service Q2 2026 Investment(3) Ending CIP(2) as of June 30, 2026 Forecasted Remaining Investment Total Commitment U.S. wholly-owned $ 115,520 $ 27,863 $ 44,221 $ 131,878 $ 270,062 $ 401,940 Europe wholly-owned 27,049 19,294 17,153 24,908 71,324 96,232 Non-wholly owned 153,643 40,892 73,343 186,094 384,837 570,931 Total $ 296,212 $ 88,049 $ 134,717 $ 342,880 $ 726,223 $ 1,069,103 Estimated Weighted Average Cash Yield 7.8% 7.6% 7.4% 7.2% Estimated Weighted Average Completion Date Q4 2026 (1) Includes build-to-suit developments and take-outs on development properties with leases in place. (2) CIP is defined as construction in progress. (3) Capitalized interest was $3.3 million for the three months ended June 30, 2026. Table of Contents ↪

Q2 2026 Supplemental Operating & Financial Data 30 Capitalization & Credit-Focused Metrics (USD in millions) Net Debt to Annualized Pro Forma Adjusted EBITDAre 5.5x 5.3x 5.3x 5.2x 5.4x Q2 2025 Q3 2025 Q4 2025 Q1 2026 Q2 2026 (1) Net Debt to Annualized Pro Forma Adjusted EBITDAre is a non-GAAP financial measure. Please see the Glossary for our definitions of this term and an explanation of how we utilize this metric. (2) Represents key financial covenants for our senior unsecured notes and bonds, which are calculated as specified in the respective agreements. These calculations are not based on U.S. GAAP measurements. See Debt Covenants page for further detail. Table of Contents ↪ Debt Service & Fixed Charge Coverage 4.5x 4.6x 4.7x 4.7x 4.7x Q2 2025 Q3 2025 Q4 2025 Q1 2026 Q2 2026 (2) Pro-Rata Debt Summary by Currency 12.9% EUR 21.7% GBP Pro-Rata Floating vs. Fixed Debt 91.8% Fixed Rate Debt 8.2% Floating Rate Debt (1) 65.4% USD

Adjusted EBITDAre & Leverage Ratios

(USD in thousands) (unaudited)

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDAre AND ANNUALIZED PRO FORMA ADJUSTED EBITDAre[1]

		Q2 2026
Net income	$	370,513
Interest		312,083
Income taxes		25,808
Depreciation and amortization		644,677
Executive severance charge		255
Provisions for impairment of real estate		54,185
Provisions for credit losses on loans and financing receivables		7,258
Merger, transaction, and other costs, net		2,058
Gain on sales of real estate		(38,260)
Foreign currency and derivative loss, net		8,824
Equity in earnings of unconsolidated entities		(2,204)
Adjusted EBITDAre[1]	**$**	**1,385,197**
Annualized Adjusted EBITDAre[1]	$	5,540,788
Annualized Pro Forma Adjustments[2]		111,889
Annualized Pro Forma Adjusted EBITDAre[1]	**$**	**5,652,677**

RECONCILIATION OF NET DEBT

		Q2 2026
Total debt per the consolidated balance sheet, excluding deferred financing costs and net discounts	$	30,990,552
Less: Cash and cash equivalents		(552,648)
Net Debt	**$**	**30,437,904**
Less: Expected proceeds from unsettled forward equity[3]		(1,228,280)
Net Debt - Inclusive of Unsettled ATM Forward Equity	**$**	**29,209,624**

LEVERAGE RATIOS

	Q2 2026
Net Debt/Annualized Pro Forma Adjusted EBITDAre[1]	5.4x
Net Debt/Annualized Pro Forma Adjusted EBITDAre - Inclusive of Unsettled ATM Forward Equity[1]	5.2x

(1) Adjusted EBITDAre, Annualized Adjusted EBITDAre, Annualized Pro Forma Adjusted EBITDAre, Net Debt/Annualized Pro Forma Adjusted EBITDAre, and Net Debt/Annualized Pro Forma Adjusted EBITDAre - Inclusive of Unsettled ATM Forward Equity are non-GAAP financial measures. Please see the Glossary for our definitions of these terms and an explanation of how we utilize these metrics.

(2) Annualized Pro Forma Adjustments, which include transaction accounting adjustments in accordance with U.S. GAAP, consist of adjustments to incorporate Adjusted EBITDAre from investments we acquired or stabilized during the applicable quarter and Adjusted EBITDAre from investments we disposed of during the applicable quarter, giving pro forma effect to all transactions as if they occurred at the beginning of the applicable quarter. Our calculation includes all adjustments consistent with the requirements to present Adjusted EBITDAre on a pro forma basis in accordance with Article 11 of Regulation S-X. The Annualized Pro Forma Adjustments consist of $121.9 million from investments we acquired or stabilized during the quarter and removes $10.1 million from investments we disposed of during the quarter.

(3) As of June 30, 2026, we had outstanding forward sale agreements under our ATM program for a total of 21.1 million shares of common stock, which have been executed at a weighted average price of $58.34 per share (assuming full physical settlement of all outstanding shares of common stock, subject to such forward sale agreements and certain assumptions made with respect to settlement dates).

REALTY INCOME

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Capitalization

as of June 30, 2026 (USD in millions and shares in thousands, except per share data)

Capitalization

Equity	Shares/Units		Stock Price		Market Value
Common Stock	946,202	$	61.96	$	58,626.7
Common Units[1]	2,682	$	61.96		166.2
Subtotal				$	**58,792.9**

Debt		Total at our Pro-Rata Share[2]
Senior Unsecured Notes and Bonds	$	25,416.1
Unsecured Term Loans		2,496.7
Revolvers and Commercial Paper		2,556.5
Mortgages Payable		696.2
Subtotal	$	**31,165.5**

Liquidity[3]

		Total at our Pro-Rata Share[3]
Cash and cash equivalents[4]	$	534.6
Availability under credit facilities [5]		3,152.7
Unsettled ATM forwards[6]		1,228.3
Less: commercial paper borrowings		(1,441.4)
Subtotal	$	**3,474.2**

Dividend Data

		2026		2025	Year-Over-Year Growth Rate
Common Dividend Paid per Share	$	1.6215	$	1.6015	1.2 %
AFFO per Share (diluted)	$	2.22	$	2.11	5.2 %
AFFO Payout Ratio		73.0%		75.9%	



Foreign Currency Exposure
$89,959
Non-USD, 12.0%
USD, 88.0%
$31,166
Non-USD, 34.6%
USD, 65.4%
$58,793
USD, 100%
Total Market Value
Pro-Rata Debt
Equity



Enterprise Value[7]
Total Market Value: $89,959
Equity
$58,793
Pro-Rata
Debt
$31,166
Pro-Rata Cash
and Cash
Equivalents
$(535)
Total Enterprise Value: $89,424

(1) Consists of common units issued by Realty Income Limited Partnership and held by third parties.
(2) Please see the Glossary for our definition of Pro-Rata Share.
(3) We use our unsecured revolvers as a liquidity backstop for the repayment of the notes issued under our commercial paper programs.
(4) Reflects adjustments based on our proportionate economic ownership of our joint ventures. Calculated as cash and cash equivalents per the consolidated balance sheet of $552.6 million, plus our Pro-Rata Share of unconsolidated entities cash of $23.4 million, less adjustments allocable to noncontrolling interests of $41.4 million.
(5) As of June 30, 2026, represents our availability under the $4.0 billion revolving credit facility and our Pro-Rata Share of availability under the $1.38 billion Fund credit facility, which includes a $1.0 billion revolving facility, and a $380.0 million term loan which was fully drawn as of June 30, 2026.
(6) As of June 30, 2026, we had outstanding forward sale agreements under our ATM program for a total of 21.1 million shares of common stock, which have been executed at a weighted average forward price of $58.34 per share (assuming full physical settlement of all outstanding shares of common stock, subject to such forward sale agreements and certain assumptions made with respect to settlement dates).
(7) Enterprise value is total market value, less cash and cash equivalents at our Pro-Rata Share.

REALTY INCOME
Q2 2026 Supplemental Operating & Financial Data 32
Table of Contents

Debt Summary

as of June 30, 2026 (USD in millions)

	Maturity Dates		Consolidated Debt Principal		Pro-Rata Share[1] Total Debt Principal	Pro-Rata Share[1] End of Period Interest Rate[2]	Pro-Rata Share[1] Weighted Average Years To Maturity
Senior Unsecured Notes and Bonds							
49 series of senior unsecured notes and bonds	2026 - 2054	$	25,416.1	$	25,416.1	3.9 %	5.8
Unsecured Term Loans							
RI Term Loans	2027 - 2036		2,394.9		2,394.9	4.1	3.8
Fund Delayed Draw Term Loan	2028		380.0		101.8	4.9	1.8
Revolvers and Commercial Paper							
RI Revolving Credit Facilities[3]	2027 - 2029		1,039.7		1,039.7	3.3	0.8
Fund Revolving Credit Facilities[3]	2029		281.5		75.4	4.7	2.8
Commercial Paper[4]	2026		1,441.4		1,441.4	3.5	0.1
Mortgages Payable							
9 mortgages on 15 properties[5]	2026 - 2030		37.0		696.2	3.7	3.3
	Total Debt Principal	**$**	**30,990.6**	**$**	**31,165.5**	**3.8 %**	**5.1**
	Unamortized net discounts and deferred financing costs		**(338.9)**		**(402.8)**		
	Total Debt, Net	**$**	**30,651.7**	**$**	**30,762.7**		
	Total Fixed Rate Debt Principal	**$**	**28,228.0**	**$**	**28,609.0**		
	Total Variable Rate Debt Principal	**$**	**2,762.6**	**$**	**2,556.5**		
	Total Fixed Rate Debt Percentage		**91.1%**		**91.8%**		
	Total Variable Rate Debt Percentage		**8.9%**		**8.2%**		

(1) Reflects adjustments based on our proportionate economic ownership of our joint ventures. Please see our definition of Pro-Rata Share in the Glossary.

(2) Calculated as the weighted average interest rate as of June 30, 2026. The weighted average interest rates reflect the effective fixed rate for floating rate debt that is fixed through interest rate swaps.

(3) Our unsecured revolving credit facilities include the RI Revolving Credit Facilities with a total capacity of $4.0 billion, bifurcated into two $2.0 billion tranches, and the Fund Revolving Credit Facilities, which includes a $1.0 billion revolving facility and a $380.0 million delayed draw term loan, which was fully drawn as of June 30, 2026.

(4) As of June 30, 2026, we have a USD-denominated unsecured commercial paper program, under which we may issue unsecured commercial paper notes up to a maximum aggregate amount outstanding of $1.5 billion, and a EUR-denominated unsecured commercial paper program, which permits us to issue additional unsecured commercial paper notes up to a maximum aggregate amount of $1.5 billion (or foreign currency equivalent).

(5) Includes the Pro-Rata Share of a mortgage on an unconsolidated joint venture.

REALTY INCOME

Q2 2026 Supplemental Operating & Financial Data 33

Table of Contents

Debt Maturities and Currency Summary

as of June 30, 2026 (USD in millions)

DEBT MATURITIES

	Consolidated Fixed Rate Debt			Consolidated Variable Rate Debt							Pro-Rata Share[1]		
											End of Period Interest Rate[2]		
Year Principal Due	Unsecured Term Loans	Mortgages Payable	Senior Unsecured Notes and Bonds	RI Revolving Credit Facilities	Fund Revolving Credit Facilities	Commercial Paper	Total Consolidated Debt Principal	Debt Attributable to Noncontrolling Interest[1]	Proportionate Share of Unconsolidated Joint Venture Debt[1]	Total Debt Principal	Fixed Rate Debt	Variable Rate Debt	Blended Rate
2026	$ —	$ 11.1	$ 950.0	$ —	$ —	$ 1,441.4	$ 2,402.5	$ —	$ —	$ 2,402.5	4.24 %	3.46 %	3.77 %
2027	500.0	22.3	2,360.7	1,039.7	—	—	3,922.7	—	—	3,922.7	2.81	3.27	2.93
2028	1,571.9	1.3	2,499.8	—	—	—	4,073.0	(278.2)	—	3,794.8	3.58	—	3.58
2029	—	1.3	3,675.3	—	281.5	—	3,958.1	(206.1)	659.2	4,411.2	3.82	4.66	3.83
2030	4.1	1.0	2,442.5	—	—	—	2,447.6	—	—	2,447.6	3.73	—	3.73
Thereafter	698.9	—	13,487.8	—	—	—	14,186.7	—	—	14,186.7	4.19	—	4.19
Total	**$ 2,774.9**	**$ 37.0**	**$ 25,416.1**	**$ 1,039.7**	**$ 281.5**	**$ 1,441.4**	**$ 30,990.6**	**$ (484.3)**	**$ 659.2**	**$ 31,165.5**	**3.88 %**	**3.42 %**	**3.84 %**

DEBT SUMMARY BY CURRENCY

								Pro-Rata Share[1]	
Currency	Revolvers and Commercial Paper	Unsecured Term Loans	Mortgages Payable	Senior Unsecured Notes and Bonds	Debt Attributable to Noncontrolling Interest[1]	Proportionate Share of Unconsolidated Joint Venture Debt[1]	Total Debt Principal	Currency Exposure	End of Period Interest Rate[2]
USD	$ 1,242.6	$ 1,583.0	$ 37.0	$ 17,361.0	$ (484.3)	$ 659.2	$ 20,398.5	65.4 %	3.93 %
EUR	1,269.7	—	—	2,737.9	—	—	4,007.6	12.9	3.78
GBP	250.3	1,191.9	—	5,317.2	—	—	6,759.4	21.7	3.59
Total	**$ 2,762.6**	**$ 2,774.9**	**$ 37.0**	**$ 25,416.1**	**$ (484.3)**	**$ 659.2**	**$ 31,165.5**	**100.0 %**	**3.84 %**

(1) Please see our definition of Pro-Rata Share in the Glossary.

(2) Calculated as the weighted average interest rate as of June 30, 2026. The weighted average interest rates reflect the effective fixed rate for floating rate debt that is fixed through interest rate swaps.

REALTY INCOME

Q2 2026 Supplemental Operating & Financial Data 34

Table of Contents

Q2 2026 Supplemental Operating & Financial Data 35 Required Actuals In Compliance Limitation on incurrence of total debt ≤ 60% of adjusted assets 41.5% ✓ Limitation on incurrence of secured debt ≤ 40% of adjusted assets 0.2% ✓ Debt service and fixed charge coverage (trailing 12 months)(1) ≥ 1.5x 4.7x ✓ Maintenance of total unencumbered assets ≥ 150% of unsecured debt 242.2% ✓ (1) Our debt service coverage ratio is calculated on a pro forma basis for the preceding four-quarter period on the assumptions that: (i) the incurrence of any Debt (as defined in the covenants) by us since the first day of such four-quarter period and the application of the proceeds therefrom (including to refinance other Debt since the first day of such four-quarter period), (ii) the repayment or retirement of any of our Debt since the first day of such four-quarter period, and (iii) any acquisition or disposition by us of any asset or group since the first day of such four quarters and subject to certain additional adjustments. Such pro forma ratio has been prepared on the basis required by that debt service covenant, reflects various estimates and assumptions and is subject to other uncertainties, and therefore does not purport to reflect what our actual debt service coverage ratio would have been had transactions referred to in clauses (i), (ii) and (iii) of the preceding sentence occurred as of the first day of four-quarter period, nor does it purport to reflect our debt service coverage ratio for any future period. Debt Covenants as of June 30, 2026 The following is a summary of the key financial covenants for our senior unsecured notes and bonds, as defined and calculated per their terms. These calculations, which are not based on U.S. GAAP measurements, are presented to investors to show our ability to incur additional debt under the terms of our senior unsecured notes and bonds as well as to disclose our current compliance with such covenants, and are not measures of our liquidity or performance.  Table of Contents ↪

Analyst Coverage

EQUITY RESEARCH

Baird	Wes Golladay	wgolladay@rwbaird.com	(216) 737-7510
Bank of America Securities	Jana Galan	jana.galan@bofa.com	(646) 855-3081
Barclays	Richard Hightower	richard.hightower@barclays.com	(212) 526-8768
BMO Capital Markets	Eric Borden	eric.borden@bmo.com	(347) 213-9706
BNP Paribas Exane	Nate Crossett	nate.crossett@exanebnpparibas.com	(646) 725-3716
BTIG	Michael Gorman	mgorman@btig.com	(212) 738-6138
Cantor	Richard Anderson	richard.anderson@cantor.com	(929) 441-6927
Citigroup	Smedes Rose	smedes.rose@citi.com	(212) 816-6243
Deutsche Bank	Omotayo Okusanya	omotayo.okusanya@db.com	(212) 250-9284
Edward Jones	James Shanahan	jim.shanahan@edwardjones.com	(314) 515-5292
Evercore ISI	James Kammert	james.kammert@evercoreisi.com	(312) 705-4233
Freedom Broker	Zhiger Kurmet	zhiger.kurmet@ffin.kz	(708) 297-6150
Green Street	Spenser Glimcher	sglimcher@greenstreetadvisors.com	(949) 640-8780
Huntington	Rob Stevenson	robert.stevenson@huntington.com	(212) 845-6139
Jefferies	Joe Dickstein	jdickstein1@jefferies.com	(212) 778-8771
J.P. Morgan	Anthony Paolone	anthony.paolone@jpmorgan.com	(212) 622-6682
KeyBanc	Upal Rana	upal.rana@key.com	(917) 368-2316
Mizuho	Haendel St. Juste	haendel.st.juste@us.mizuho-sc.com	(212) 205-7860
Morgan Stanley	Ronald Kamdem	ronald.kamdem@morganstanley.com	(212) 296-8319
Raymond James	RJ Milligan	rjmilligan@raymondjames.com	(727) 567-2585
RBC Capital Markets	Brad Heffern	brad.heffern@rbccm.com	(512) 708-6311
Scotiabank	Greg McGinniss	greg.mcginniss@scotiabank.com	(212) 225-5889
Stifel	Simon Yarmak	yarmaks@stifel.com	(443) 224-1345
UBS	Michael Goldsmith	michael.goldsmith@ubs.com	(212) 713-2951
Wells Fargo	John Kilichowski	john.kilichowski@wellsfargo.com	(212) 214-5311
Wolfe Research	Andrew Rosivach	arosivach@wolferesearch.com	(646) 582-9250

Realty Income is covered by the analysts at the firms listed above. This list may not be complete and is subject to change. Please note that any opinions, estimates or forecasts regarding Realty Income's performance made by these analysts are theirs alone and do not represent opinions, estimates or forecasts of Realty Income or its management. Realty Income does not by its reference above or distribution imply, and expressly disclaims, any endorsement of or concurrence with any information, estimates, forecasts, opinions, conclusions or recommendations provided by analysts.

REALTY INCOME

Q2 2026 Supplemental Operating & Financial Data 36

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Q2 2026 Supplemental Operating & Financial Data 37 Adjusted EBITDAre. The National Association of Real Estate Investment Trusts (Nareit) established an EBITDA metric for real estate companies (i.e., EBITDA for real estate, or EBITDAre) it believed would provide investors with a consistent measure to help make investment decisions among certain REITs. Our definition of “Adjusted EBITDAre” is generally consistent with the Nareit definition, other than our adjustment to remove foreign currency and derivative gain and loss and merger, transaction, and other costs, net. We define Adjusted EBITDAre, a non-GAAP financial measure, for the most recent quarter as earnings (net income) before (i) interest expense, (ii) income taxes, (iii) depreciation and amortization, (iv) executive severance charge, (v) provisions for impairment of real estate, (vi) provisions for credit losses on loans and financing receivables, (vii) merger, transaction, and other costs, net, (viii) gain on sales of real estate, (ix) foreign currency and derivative gain and loss, net, and (x) equity in earnings of unconsolidated entities. Our Adjusted EBITDAre may not be comparable to Adjusted EBITDAre reported by other companies or as defined by Nareit, and other companies may interpret or define Adjusted EBITDAre differently than we do. Management believes Adjusted EBITDAre to be a meaningful measure of a REIT’s performance because it provides a view of our operating performance, analyzes our ability to meet interest payment obligations before the effects of income tax, depreciation and amortization expense, provisions for impairment, provisions for credit losses on loans and financing receivables, gain on sales of real estate and other items, as defined above, that affect comparability, including the removal of non-recurring and non-cash items that industry observers believe are less relevant to evaluating the operating performance of a company. In addition, EBITDAre is widely followed by industry analysts, lenders, investors, rating agencies, and others as a means of evaluating the operating performance of business activities prior to servicing debt obligations. Adjusted EBITDAre should be considered along with, but not as an alternative to, net income as a measure of our operating performance. Adjusted EBITDA, a non-GAAP financial measure, is defined as Adjusted EBITDAre before (i) gains and losses on extinguishment of debt and (ii) other income, net. Adjusted EBITDA Margin, a non-GAAP financial measure, is defined as Adjusted EBITDA expressed as a percentage of total revenue (excluding reimbursements). We believe Adjusted EBITDA Margin provides useful information to investors on the effectiveness of our operations and underlying business trends. Adjusted Funds From Operations (AFFO), a non-GAAP financial measure, is defined as FFO adjusted for unique revenue and expense items, which we believe are not as pertinent to the measurement of our ongoing operating performance. Most companies in our industry use a similar measurement to AFFO, but they may use the term "CAD" (for Cash Available for Distribution) or "FAD" (for Funds Available for Distribution). We believe AFFO provides useful information to investors because it is a widely accepted industry measure of the operating performance of real estate companies used by the investment community. In particular, AFFO provides an additional measure to compare the operating performance of different REITs without having to account for differing depreciation assumptions and other unique revenue and expense items which are not pertinent to measuring a particular company’s ongoing operating performance. Therefore, we believe that AFFO is an appropriate supplemental performance metric, and that the most appropriate GAAP performance metric to which AFFO should be reconciled is net income available to common stockholders. Annualized Adjusted EBITDAre, a non-GAAP financial measure, is calculated by multiplying Adjusted EBITDAre for the applicable quarter by four. Management believes the use of an Annualized Adjusted EBITDAre metric is meaningful because it represents our run rate operating performance for the period presented. Annualized Base Rent represents our Pro-Rata Share of contractual monthly base rent for all leases in place and exchange rates as of the balance sheet date, multiplied by 12, and excludes percentage rent and income on loans and preferred equity investments. If there is a rent abatement, we annualize the first monthly contractual base rent following the free rent period. Total annualized base rent has not been reduced to reflect reserves recorded as reductions to GAAP rental revenue in the periods presented. We believe total annualized base rent is a useful supplemental operating measure, as it excludes properties that were no longer owned at the balance sheet date and includes the annualized rent from properties acquired during the quarter. Annualized Pro Forma Adjusted EBITDAre, a non-GAAP financial measure, is defined as Annualized Adjusted EBITDAre, which includes transaction accounting adjustments in accordance with U.S. GAAP, adjusted to incorporate Adjusted EBITDAre from investments we acquired or stabilized during the applicable quarter and Adjusted EBITDAre from investments we disposed of during the applicable quarter, giving pro forma effect to all transactions as if they occurred at the beginning of the applicable quarter. Our calculation includes all adjustments consistent with the requirements to present Annualized Adjusted EBITDAre on a pro forma basis in accordance with Article 11 of Regulation S-X. The ratio of our net debt to our Annualized Pro Forma Adjusted EBITDAre is also used to determine vesting of performance share awards granted to our executive officers. Assets Under Management ("AUM") represent the assets of the open-ended private capital vehicle and managed insurance and retirement annuity capital partnerships to which Realty Income provides investment management, advisory or certain other investment-related services. AUM is calculated as: (i) the estimated fair value of the total assets of the open-ended private capital vehicle, including remaining equity commitments from us and third-party investors, less unpaid redemption requests and (ii) the investment amount of certain managed insurance and retirement annuity capital partnerships. Third-party AUM represents the third-party investors’ share. We believe this measure is useful to stockholders as it provides additional insight into capital raising activities and overall activity of our private capital vehicles and managed insurance and retirement annuity capital partnerships. Our calculations of AUM may differ materially from the calculations of other asset managers, and as a result, this measure may not be comparable to similar measures presented by other asset managers. Glossary Table of Contents ↪

Q2 2026 Supplemental Operating & Financial Data 38 Cash Income represents expected rent for real estate acquisitions as well as rent to be received upon completion of the properties under development. For unconsolidated entities and consolidated entities with noncontrolling interests, this represents our Pro-Rata Share of the cash income. For loans receivable and preferred equity investments, this represents earned interest income and preferred dividend income, respectively. Fee-Earning Equity Under Management ("FEEUM") represents the total capital managed by the company and its affiliates which earns management fees and/or incentive fees or carried interest. FEEUM is calculated as (i) the third-party investors’ share of NAV at the end of the quarter for open-ended private capital vehicles and (ii) the investment amount of certain managed insurance and retirement annuity capital partnerships. Management fee income is reflected as an adjustment within noncontrolling interests in the consolidated financial statements. We believe this measure will be useful to stockholders as it provides additional insight into the capital base upon which Realty Income earns fees. Our calculations of FEEUM may differ materially from the calculations of other asset managers, and as a result, this measure may not be comparable to similar measures presented by other asset managers. Funds From Operations (FFO), a non-GAAP financial measure, consistent with the Nareit definition, is net income available to common stockholders, plus depreciation and amortization of real estate assets, plus provisions for impairments of depreciable real estate assets, and reduced by gain on property sales. Presentation of the information regarding FFO and AFFO (described on the "FFO and Normalized FFO" and "AFFO" pages) is intended to assist the reader in comparing the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and AFFO in the same way, so comparisons with other REITs may not be meaningful. FFO and AFFO should not be considered alternatives to reviewing our cash flows from operating, investing, and financing activities. In addition, FFO and AFFO should not be considered measures of liquidity, of our ability to make cash distributions, or of our ability to pay interest payments. We consider FFO to be an appropriate supplemental measure of a REIT’s operating performance as it is based on a net income analysis of property portfolio performance that adds back items such as depreciation and impairments for FFO. The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Since real estate values historically rise and fall with market conditions, presentations of operating results for a REIT using historical accounting for depreciation could be less informative. The use of FFO is recommended by the REIT industry as a supplemental performance measure. In addition, FFO is used as a measure of our compliance with the financial covenants of our credit facility. Gross Asset Value is total assets before accumulated depreciation and amortization. Initial Weighted Average Cash Yield for acquisitions and properties under development is computed as cash income for the first twelve months following the acquisition date, divided by the total cost of the property (including all expenses borne by us), and includes our pro-rata share of cash income from unconsolidated joint ventures and consolidated entities with noncontrolling interests. Initial weighted average cash yield for loans receivable and preferred equity investments is computed using the cash income for the first twelve months following the acquisition date, divided by the total cost of the investment. Investment Grade Clients are our clients, our clients that are subsidiaries or affiliates of companies, and credit investments secured with a real estate property leased to a tenant, that as of the balance sheet date, have a credit rating of Baa3/BBB- or higher from one of the three major rating agencies (Moody’s/S&P/Fitch). Net Cash Capitalization Rates (dispositions) are computed as annualized current month contractual cash net operating income, divided by the net proceeds received upon sale of the property (including all expenses borne by us). Net Debt/Annualized Pro Forma Adjusted EBITDAre, a ratio used by management as a measure of leverage, is calculated as net debt (which we define as total debt, excluding deferred financing costs and net discounts, less cash and cash equivalents), divided by Annualized Pro Forma Adjusted EBITDAre. Net Debt/Annualized Pro Forma Adjusted EBITDAre - Inclusive of Unsettled ATM Forward Equity, a ratio used by management as a measure of leverage, is calculated as net debt inclusive of unsettled ATM forward equity (which we define as total debt, excluding deferred financing costs and net discounts, less cash and cash equivalents, less expected proceeds from unsettled ATM forward equity as of the balance sheet date), divided by Annualized Pro Forma Adjusted EBITDAre. Net Debt and Preferred Stock/Annualized Pro Forma Adjusted EBITDAre, a ratio used by management as a measure of leverage, is calculated as net debt (which we define as total debt, excluding deferred financing costs and net discounts, less consolidated cash and cash equivalents), divided by Annualized Pro Forma Adjusted EBITDAre. We utilize net debt plus preferred stock in certain periods, as applicable. In September 2024, we redeemed all 6.9 million shares of Realty Income Series A Preferred Stock outstanding. Glossary (Continued) Table of Contents ↪

Q2 2026 Supplemental Operating & Financial Data 39 Normalized Funds from Operations Available to Common Stockholders (Normalized FFO), a non-GAAP financial measure, is FFO excluding merger, transaction, and other costs, net. Pro-Rata Share represents our proportionate economic ownership of our joint ventures, which is derived by applying our economic ownership percentage of each such joint venture to calculate our proportionate share of the relevant line item information being presented, and aggregating that information for all such joint ventures. For balance sheet information and other capital-based metrics, we apply our economic ownership percentage as of the end of the applicable period being presented, and for activity- and earnings-based metrics, we apply our weighted average economic ownership percentage for the applicable period being presented, unless otherwise specified. We believe this form of presentation offers insights into the financial performance and condition of our company as a whole, given the significance of our joint ventures that are accounted for either under the equity method or consolidated with the third parties' share included in noncontrolling interest, although the presentation of such information may not accurately depict the legal and economic implications of holding a noncontrolling interest in the joint venture. We do not control the unconsolidated joint ventures in which we are invested for purposes of GAAP and do not represent legal claim to such items. The operating agreements of the joint ventures may contain provisions that would cause us to receive a different economic percentage of distributions from the joint venture under certain circumstances, such as the amount of capital contributed by each investor and whether any contributions are entitled to priority distributions. Similarly, upon a liquidation of any such joint venture, subject to the applicable terms of the operating agreement of such joint venture, we generally would be entitled to the applicable percentage of residual cash or other assets that remain only after repayment of all liabilities, priority distributions, and initial equity contributions. In addition, the economic interests in any joint venture may be different than our other legal interests or rights in such joint venture. We provide pro-rata financial information because we believe it assists investors and analysts in estimating our economic interest in our joint ventures when read in conjunction with our reported results under GAAP. Other companies may calculate their proportionate interest differently than we do, limiting the usefulness as a comparative measure. Due to these limitations, the non-GAAP pro-rata financial information should not be considered in isolation or as a substitute for our consolidated financial statements as reported under GAAP. Pro Forma Cash NOI, a non-GAAP financial measure, adjusts Pro-Rata Cash NOI to account for acquisition, disposition, completed development and loan and preferred equity investments completed during the period as if each transaction had been consummated at the beginning of the relevant period. The method by which we calculate and present Pro Forma Cash NOI may not be directly comparable to the way other REITs present such metrics. Our actual reported Pro-Rata Cash NOI for future periods may be significantly different from our Pro Forma Cash NOI. Pro-Rata Cash NOI, a non-GAAP financial measure, is intended to reflect the operating performance of our properties. We define Pro-Rata Cash NOI as (i) rental revenues and interest income on loans and preferred equity investments, less non-reimbursable property expenses, (ii) excluding straight-line rental revenue, amortization of intangibles and other non-cash adjustments that are included in GAAP rental revenue and (iii) presented on a pro-rata basis to account for our share of income related to unconsolidated joint ventures and to exclude partners’ share of noncontrolling interests. Pro-Rata Cash NOI should not be considered as an alternative to net income as an indication of our financial performance or to cash flow as a measure of liquidity or ability to fund all our cash needs. The method by which we calculate and present Pro-Rata Cash NOI may not be directly comparable to the way other REITs present such metrics. Pro-Rata Net Debt to Total Enterprise Value is calculated as Net Debt at our Pro-Rata Share divided by Total Enterprise Value (which we define as Total Market Value, based on closing price of common equity and common units plus Net Debt at our Pro-Rata Share). Same Store Pool, for purposes of determining the properties used to calculate our same store rental revenue, includes all properties that we owned for the entire year-to-date period, for both the current and prior year except for properties during the current or prior year that were: (i) vacant at any time, (ii) under development or redevelopment, or (iii) involved in eminent domain and rent was reduced. Same Store Rental Revenue excludes straight-line rent, the amortization of above and below-market leases, and reimbursements from clients for recoverable real estate taxes and operating expenses. For purposes of comparability, same store rental revenue is presented on a constant currency basis by applying the exchange rate as of the balance sheet date to base currency rental revenue. We present same store rental revenue on a pro-rata basis to account for our share of same store rental revenue related to unconsolidated and consolidated joint ventures. For purposes of comparability, we calculate our Pro-Rata Share using our ownership percentage as of June 30, 2026 to same store rental revenue for the three and six months ended June 30, 2026 and 2025. Total Operational Return is defined as the sum of AFFO per share growth and dividend yield for the period (using the prior year ending stock price). Glossary (Continued) Table of Contents ↪

Appendix

(USD in thousands) (unaudited)

RECONCILIATION OF NET INCOME TO ANNUALIZED PRO FORMA ADJUSTED EBITDA*re* AND TOTAL DEBT TO NET DEBT[1]

	Q2 2026	Q1 2026	Q4 2025	Q3 2025	Q2 2025	Q1 2025	Q4 2024	Q3 2024	Q2 2024
Net income	$ 370,513	$ 320,935	$ 301,636	$ 317,674	$ 199,011	$ 251,462	$ 201,350	$ 271,124	$ 260,968
Interest	312,083	291,940	288,199	294,482	283,824	268,374	268,149	261,261	246,931
Income taxes	25,808	26,195	21,800	23,824	24,065	15,657	20,102	15,355	15,642
Depreciation and amortization	644,677	630,275	635,435	631,981	647,849	608,935	606,671	602,339	605,570
Executive severance charge[2]	255	1,591	—	—	—	—	—	—	—
Provisions for impairment of real estate	54,185	90,165	119,434	75,391	142,255	97,418	110,480	75,391	87,204
Provisions for credit losses on loans and financing receivables	7,258	39,103	4,977	11,581	1,108	19,171	32,486	21,529	9,254
Merger, transaction, and other costs, net	2,058	10,787	10,261	13,343	331	279	(9,176)	8,610	2,754
Gain on sales of real estate	(38,260)	(35,642)	(67,430)	(49,107)	(38,566)	(22,537)	(24,985)	(50,563)	(25,153)
Foreign currency and derivative loss, net	8,824	17,020	18,902	2,818	4,388	2,545	(535)	1,672	(511)
Equity in earnings of unconsolidated entities	(2,204)	(2,669)	(2,624)	(3,080)	(3,269)	(4,357)	(2,353)	(5,087)	(2,029)
Adjusted EBITDA*re*[1]	**$ 1,385,197**	**$ 1,389,700**	**$ 1,330,590**	**$ 1,318,907**	**$ 1,260,996**	**$ 1,236,947**	**$ 1,202,189**	**$ 1,201,631**	**$ 1,200,630**
Annualized Adjusted EBITDA*re*[1]	5,540,788	5,558,800	5,322,360	5,275,628	5,043,984	4,947,788	4,808,756	4,806,524	4,802,520
Annualized Pro Forma Adjustments[3]	111,889	143,520	105,027	56,367	59,637	79,645	80,432	29,347	35,485
Annualized Pro Forma Adjusted EBITDA*re*[1]	**$ 5,652,677**	**$ 5,702,320**	**$ 5,427,387**	**$ 5,331,995**	**$ 5,103,621**	**$ 5,027,433**	**$ 4,889,188**	**$ 4,835,871**	**$ 4,838,005**
Total debt per the consolidated balance sheet, excluding deferred financing costs and net premiums and discounts	30,990,552	29,958,566	29,116,111	28,678,459	28,665,619	27,296,346	26,510,798	26,437,045	25,712,293
Less: Cash and cash equivalents	(552,648)	(373,543)	(434,842)	(417,173)	(800,447)	(319,007)	(444,962)	(396,956)	(442,820)
Net Debt	**$ 30,437,904**	**$ 29,585,023**	**$ 28,681,269**	**$ 28,261,286**	**$ 27,865,172**	**$ 26,977,339**	**$ 26,065,836**	**$ 26,040,089**	**$ 25,269,473**
Preferred Stock	—	—	—	—	—	—	—	—	167,394
Net Debt and Preferred Stock	**$ 30,437,904**	**$ 29,585,023**	**$ 28,681,269**	**$ 28,261,286**	**$ 27,865,172**	**$ 26,977,339**	**$ 26,065,836**	**$ 26,040,089**	**$ 25,436,867**
Net Debt and Preferred Stock to Annualized Pro Forma Adjusted EBITDA*re*[1]	**5.4x**	**5.2x**	**5.3x**	**5.3x**	**5.5x**	**5.4x**	**5.3x**	**5.4x**	**5.3x**

(1) Adjusted EBITDA*re*, Annualized Adjusted EBITDA*re*, Annualized Pro Forma Adjusted EBITDA*re*, and Net Debt to Annualized Pro Forma Adjusted EBITDA*re* are non-GAAP financial measures. Please see the Glossary for our definitions of these terms and an explanation of how we utilize these metrics.

(2) The executive severance charge reflects certain benefits related to our Chief Legal Officer's expected departure in September 2026.

(3) The Annualized Pro Forma Adjustments, which include transaction accounting adjustments in accordance with U.S. GAAP, consist of adjustments to incorporate Adjusted EBITDA*re* from investments we acquired or stabilized during the applicable quarter and Adjusted EBITDA*re* from investments we disposed of during the applicable quarter, giving pro forma effect to all transactions as if they occurred at the beginning of the applicable period. Our calculation includes all adjustments consistent with the requirements to present Adjusted EBITDA*re* on a pro forma basis in accordance with Article 11 of Regulation S-X.

REALTY INCOME

Q2 2026 Supplemental Operating & Financial Data 40

Table of Contents

Appendix (Continued)

(USD and shares in thousands, except per share amounts) (unaudited)

RECONCILIATION OF NET INCOME AVAILABLE TO COMMON STOCKHOLDERS TO DILUTED AFFO[1] AND DILUTED AFFO PER SHARE

Certain prior period amounts have been reclassified to conform to the current period presentation. These reclassifications had no impact on previously reported AFFO.

	Q2 2026	Q1 2026	Q4 2025	Q3 2025	Q2 2025
Net income available to common stockholders	$ 343,955	$ 311,766	$ 296,085	$ 315,771	$ 196,919
Cumulative adjustments to calculate Normalized FFO[2]	654,703	692,622	700,046	678,622	759,160
Normalized FFO available to common stockholders	**$ 998,658**	**$ 1,004,388**	**$ 996,131**	**$ 994,393**	**$ 956,079**
Debt-related non-cash items:					
Amortization of net debt discounts and deferred financing costs	17,696	15,378	12,677	9,138	8,257
Amortization of acquired interest rate swap value[3]	1,530	1,531	1,531	2,251	3,555
Capital expenditures from operating properties:					
Leasing costs and commissions	(1,944)	(1,354)	(4,862)	(1,754)	(1,985)
Recurring capital expenditures	—	(170)	(53)	(42)	(221)
Other non-cash items:					
Provisions for credit losses on loans and financing receivables	7,258	39,103	4,977	11,581	1,109
Amortization of share-based compensation	9,268	11,383	9,042	7,719	8,110
Straight-line rent and expenses, net	(39,536)	(39,510)	(51,705)	(43,474)	(30,226)
Amortization of above and below-market leases, net	16,883	13,880	15,153	10,462	6,287
Deferred tax expense (benefit)	281	1,437	(3,535)	3,829	413
Proportionate share of adjustments for unconsolidated entities	(320)	(454)	(700)	(650)	(1,678)
Executive severance charge[4]	255	1,591	—	—	—
Other adjustments[5]	12,091	10,350	18,047	(1,465)	(2,209)
AFFO available to common stockholders	**$ 1,022,120**	**$ 1,057,553**	**$ 996,703**	**$ 991,988**	**$ 947,491**
AFFO allocable to dilutive noncontrolling interests	2,338	2,434	2,190	2,331	2,401
Diluted AFFO	**$ 1,024,458**	**$ 1,059,987**	**$ 998,893**	**$ 994,319**	**$ 949,892**
AFFO per common share (Diluted)	**$ 1.09**	**$ 1.13**	**$ 1.08**	**$ 1.08**	**$ 1.05**
Weighted average number of common shares used for Diluted AFFO	**937,344**	**937,128**	**923,648**	**917,869**	**906,398**

(1) AFFO is a non-GAAP financial measure. Please see the Glossary for our definition of this term and an explanation of how we utilize this metric.

(2) Refer to the FFO and Normalized FFO page for the reconciling items for Normalized FFO for the three months ended June 30, 2026 and June 30, 2025.

(3) Includes the amortization of the purchase price allocated to interest rate swaps acquired in the merger with Spirit.

(4) The executive severance charge reflects certain benefits related to our Chief Legal Officer's expected departure in September 2026.

(5) Includes primarily non-cash foreign currency losses (gains) from remeasurement to USD, mark-to-market adjustments on investments and derivatives that are non-cash in nature, obligations related to financing lease liabilities, and adjustments allocable to noncontrolling interests.

REALTY INCOME

Q2 2026 Supplemental Operating & Financial Data 41

Table of Contents

Appendix (Continued)

(USD in thousands) (unaudited)

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA MARGIN[1]

	Q2 2026	Q1 2026	Q4 2025	Q3 2025	Q2 2025	Q1 2025	Q4 2024	Q3 2024	Q2 2024
Net income	$ 370,513	$ 320,935	$ 301,636	$ 317,674	$ 199,011	$ 251,462	$ 201,350	$ 271,124	$ 260,968
Interest	312,083	291,940	288,199	294,482	283,824	268,374	268,149	261,261	246,931
Income taxes	25,808	26,195	21,800	23,824	24,065	15,657	20,102	15,355	15,642
Depreciation and amortization	644,677	630,275	635,435	631,981	647,849	608,935	606,671	602,339	605,570
Executive severance charge	255	1,591	—	—	—	—	—	—	—
Provisions for impairment of real estate	54,185	90,165	119,434	75,391	142,255	97,418	110,480	75,391	87,204
Provisions for credit losses on loans and financing receivables	7,258	39,103	4,977	11,581	1,108	19,171	32,486	21,529	9,254
Merger, transaction, and other costs, net	2,058	10,787	10,261	13,343	331	279	(9,176)	8,610	2,754
Gain on sales of real estate	(38,260)	(35,642)	(67,430)	(49,107)	(38,566)	(22,537)	(24,985)	(50,563)	(25,153)
Foreign currency and derivative loss (gain), net	8,824	17,020	18,902	2,818	4,388	2,545	(535)	1,672	(511)
Other income, net	(7,275)	(15,110)	(4,866)	(10,015)	(7,369)	(7,167)	(7,313)	(4,739)	(6,108)
Equity in earnings of unconsolidated entities	(2,204)	(2,669)	(2,624)	(3,080)	(3,269)	(4,357)	(2,353)	(5,087)	(2,029)
Adjusted EBITDA	**$ 1,377,922**	**$ 1,374,590**	**$ 1,325,724**	**$ 1,308,892**	**$ 1,253,627**	**$ 1,229,780**	**$ 1,194,876**	**$ 1,196,892**	**$ 1,194,522**
Total Revenue									
Rental revenue (including reimbursements)	1,426,467	1,440,817	1,399,585	1,386,502	1,338,188	1,313,057	1,279,698	1,271,153	1,284,728
Rental revenue (reimbursements)	91,133	97,485	83,079	82,517	87,424	87,378	75,505	74,300	80,568
Rental revenue (excluding reimbursements)	1,335,334	1,343,332	1,316,506	1,303,985	1,250,764	$ 1,225,679	1,204,193	1,196,853	1,204,160
Other revenue	121,244	107,910	88,357	84,050	72,190	67,448	60,601	59,762	54,715
Total revenue (excluding reimbursements)	$ 1,456,578	$ 1,451,242	$ 1,404,863	$ 1,388,035	$ 1,322,954	$ 1,293,127	$ 1,264,794	$ 1,256,615	$ 1,258,875
Adjusted EBITDA Margin	**94.6%**	**94.7%**	**94.4%**	**94.3%**	**94.8%**	**95.1%**	**94.5%**	**95.2%**	**94.9%**

(1) Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures. Please see the Glossary for definitions and an explanation of how we utilize these metrics.

REALTY INCOME

Q2 2026 Supplemental Operating & Financial Data 42

Table of Contents

Appendix (Continued)

(USD in thousands) (unaudited)

RECONCILIATION OF CASH G&A EXPENSES[1] (% OF GAV)[2]

	Q2 2026	Q1 2026	Q4 2025	Q3 2025	Q2 2025	Q1 2025	Q4 2024	Q3 2024	Q2 2024
General and administrative	$ 57,605	$ 58,885	$ 54,142	$ 55,039	$ 49,329	$ 44,044	$ 49,114	$ 41,869	$ 45,070
Share-based compensation	9,269	11,383	9,042	7,719	8,110	5,899	9,821	6,401	7,267
Cash G&A expenses[1]	$ 48,336	$ 47,502	$ 45,100	$ 47,320	$ 41,219	$ 38,145	$ 39,293	$ 35,468	$ 37,803
Gross asset value (GAV)[2]	$ 85,907,736	$ 83,646,995	$ 81,574,148	$ 79,739,212	$ 79,568,070	$ 77,516,371	$ 76,216,122	$ 75,535,215	$ 74,754,928
Cash G&A as % of GAV	**6 bps**	**6 bps**	**6 bps**	**6 bps**	**5 bps**	**5 bps**	**5 bps**	**5 bps**	**5 bps**

RECONCILIATION OF PROPERTY EXPENSES (NON-REIMBURSEMENTS)(% OF TOTAL REVENUE)[3]

	Q2 2026	Q1 2026	Q4 2025	Q3 2025	Q2 2025	Q1 2025	Q4 2024	Q3 2024	Q2 2024
Property (including reimbursements)	$ 112,439	$ 116,843	$ 108,076	$ 106,621	$ 107,422	$ 106,681	$ 96,309	$ 92,154	$ 99,851
Tenant reimbursements	91,133	97,485	83,079	82,517	87,424	87,378	75,457	74,348	80,568
Property (excluding reimbursements)	$ 21,306	$ 19,358	$ 24,997	$ 24,104	$ 19,998	$ 19,303	$ 20,852	$ 17,806	$ 19,283
Total revenue (excluding reimbursements)	$ 1,456,578	$ 1,451,242	$ 1,404,863	$ 1,388,035	$ 1,322,954	$ 1,293,127	$ 1,264,794	$ 1,256,615	$ 1,258,875
Property expenses (non-reimbursements) (% of total revenue)[3]	**1.5%**	**1.3%**	**1.8%**	**1.7%**	**1.5%**	**1.5%**	**1.6%**	**1.4%**	**1.5%**

(1) Cash G&A represents 'General and administrative' expenses as presented in our consolidated statements of income and comprehensive income, less share-based compensation costs.

(2) Please see the Glossary for our definition of Gross Asset Value.

(3) Total revenue excluding client reimbursements.

REALTY INCOME

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Q2 2026 Supplemental Operating & Financial Data 44 GAAP Reconciliation: Q2 2026 Net income $ 370,513 General and administrative 57,605 Depreciation and amortization 644,677 Provisions for impairment of real estate 54,185 Provisions for credit losses on loans and financing receivables 7,258 Merger, transaction, and other costs, net 2,058 Interest expense 312,083 Gain on sales of real estate (38,260) Foreign currency and derivative loss, net 8,824 Equity in earnings of unconsolidated entities (2,204) Other income, net (7,275) Income taxes 25,808 Other revenue (703) Consolidated NOI $ 1,434,569 Less: Straight-line rental revenue (40,947) Plus: Amortization of above and below-market leases, net 16,883 Plus: Other non-cash adjustments 1,027 Plus: Pro-Rata Share of unconsolidated cash revenues 20,307 Less: Noncontrolling interests' share of cash revenues (50,162) Less: Pro-Rata Share of unconsolidated non-reimbursable expenses — Plus: Noncontrolling interests share of non-reimbursable expenses (42) Pro-Rata Cash NOI(1) $ 1,381,635 Table of Contents ↪ (1) Please see the Glossary for a description of our non-GAAP measures and for details on how they are calculated. Appendix (Continued) (USD in thousands) (unaudited) RECONCILIATION OF NET INCOME TO PRO-RATA CASH NOI(1)

Appendix (Continued)

(USD in thousands)

RECONCILIATION OF RENTAL REVENUE (INCLUDING REIMBURSEMENTS)[1] TO SAME STORE RENTAL REVENUE

		Q2 2026		Q2 2025		YTD 2026		YTD 2025
Rental revenue (including reimbursements)	$	1,426,467	$	1,338,188	$	2,867,284	$	2,651,245
Constant currency adjustment[2]		(4,172)		(1,064)		(9,507)		10,213
Straight-line rent and other non-cash adjustments		4,017		570		4,237		(285)
Contractually obligated reimbursements by our clients		(88,423)		(86,236)		(181,715)		(171,379)
Revenue from excluded properties[1]		(138,254)		(71,273)		(250,242)		(133,590)
Other excluded revenue[3]		(1,780)		(9,503)		(42,110)		(10,769)
Revenue from unconsolidated entities[4]		27,347		29,111		54,119		54,870
Revenue attributable to noncontrolling interests[5]		(56,015)		(44,265)		(106,904)		(88,604)
Same Store Rental Revenue	**$**	**1,169,187**	**$**	**1,155,528**	**$**	**2,335,162**	**$**	**2,311,701**

(1) Please see the Glossary for our definitions of Same Store Pool and Same Store Rental Revenue.

(2) For purposes of comparability, Same Store Rental Revenue is presented on a constant currency basis using the applicable exchange rate as of June 30, 2026.

(3) "Other excluded revenue" primarily consists of reimbursements related to lease termination fees and other settlement income.

(4) Represents our Pro-Rata Share of rental revenue from properties owned by unconsolidated joint ventures.

(5) Represents the portion of rental revenue attributable to noncontrolling interest based on their pro-rata ownership.

REALTY INCOME

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